                                                              EXHIBIT 99.94


                                                       [EXECUTION COPY]




                             SECOND AMENDED AND RESTATED
                                   CREDIT AGREEMENT

                            Dated as of December 15, 1994

                                        Among

                          T.M. INVESTORS LIMITED PARTNERSHIP

                                     as Borrower,
                                     -- --------

                                         and

                                THE BANKS NAMED HEREIN

                                      as Banks,
                                      -- -----

                                    CITIBANK, N.A.

                               as Administrative Agent,
                               -- --------------------

                                BANKERS TRUST COMPANY
                                    CHEMICAL BANK
                                    CITIBANK, N.A.
                                    CREDIT SUISSE

                               as Lead Managing Agents
                               -- --------------------

                                         and

                              BT SECURITIES CORPORATION
                               CHEMICAL SECURITIES INC.
                              CITICORP SECURITIES, INC.
                                    CREDIT SUISSE

                                     as Arrangers
                                     -- ---------

                                  TABLE OF CONTENTS

               Section                                                 Page


                                      ARTICLE 1

                                     DEFINITIONS

               1.01.  Certain Defined Terms . . . . . . . . . . . . . .   2
               1.02.  Computation of Time Periods . . . . . . . . . . .  16
               1.03.  Accounting Terms  . . . . . . . . . . . . . . . .  16


                                      ARTICLE 2

                          AMOUNTS AND TERMS OF THE ADVANCES

               2.01.  The Advances  . . . . . . . . . . . . . . . . . .  16
               2.02.  Making the Advances; Use of Proceeds  . . . . . .  17
               2.03.  Repayments and Prepayments  . . . . . . . . . . .  18
               2.04.  Interest  . . . . . . . . . . . . . . . . . . . .  19
               2.05.  Interest Rate Determination and Protection  . . .  20
               2.06.  Increased Costs, Etc  . . . . . . . . . . . . . .  20
               2.07.  Illegality  . . . . . . . . . . . . . . . . . . .  21
               2.08.  Payments and Computations . . . . . . . . . . . .  21
               2.09.  Taxes . . . . . . . . . . . . . . . . . . . . . .  22
               2.10.  Sharing of Payments, Etc  . . . . . . . . . . . .  25
               2.11.  Option to Replace Lenders . . . . . . . . . . . .  25


                                      ARTICLE 3

                                CONDITIONS OF LENDING

               3.01.  Conditions Precedent to the Advances  . . . . . .  26
               3.02.  Additional Conditions Precedent to the Advances .  29
               3.03.  Conditions Precedent to Effectiveness . . . . . .  29
               3.04.  Conditions Precedent to Assignment Date . . . . .  32
               3.05.  Determinations Under Sections 3.03 and 3.04 . . .  33


                                      ARTICLE 4

                            REPRESENTATIONS AND WARRANTIES

               Section                                                 Page
                                          ii




               4.01.  Representations and Warranties of the Borrower  .  33


                                      ARTICLE 5

                              COVENANTS OF THE BORROWER

               5.01.  Affirmative Covenants . . . . . . . . . . . . . .  36
               5.02.  Negative Covenants  . . . . . . . . . . . . . . .  36
               5.03.  Reporting Requirements  . . . . . . . . . . . . .  38


                                      ARTICLE 6

                                  EVENTS OF DEFAULT

               6.01.  Events of Default . . . . . . . . . . . . . . . .  39


                                      ARTICLE 7

                                      THE AGENTS

               7.01.  Authorization and Action  . . . . . . . . . . . .  40
               7.02.  Reliance, Etc . . . . . . . . . . . . . . . . . .  41
               7.03.  Lead Managing Agents and Affiliates . . . . . . .  43
               7.04.  Lender Credit Decision  . . . . . . . . . . . . .  44
               7.05.  Indemnification . . . . . . . . . . . . . . . . .  44
               7.06.  Successor Administrative Agent  . . . . . . . . .  44


                                      ARTICLE 8

                                    MISCELLANEOUS

               8.01.  Amendments, Etc . . . . . . . . . . . . . . . . .  45
               8.02.  Notices, Etc  . . . . . . . . . . . . . . . . . .  45
               8.03.  No Waiver; Remedies . . . . . . . . . . . . . . .  47
               8.04.  Costs and Expenses; Indemnification . . . . . . .  47
               8.05.  Binding Effect  . . . . . . . . . . . . . . . . .  48
               8.06.  Assignments and Participations  . . . . . . . . .  49
               8.07.  Manager . . . . . . . . . . . . . . . . . . . . .  52

               Section                                                 Page
                                         iii



               8.08.  Non-Recourse Liability  . . . . . . . . . . . . .  52
               8.09.  Execution in Counterparts . . . . . . . . . . . .  53
               8.10.  Confidentiality . . . . . . . . . . . . . . . . .  53
               8.11.  Submission to Jurisdiction; Venue . . . . . . . .  53
               8.12.  Lenders' Consent  . . . . . . . . . . . . . . . .  54
               8.13.  Governing Law . . . . . . . . . . . . . . . . . .  54
               8.14.  Waiver of Jury Trial  . . . . . . . . . . . . . .  54


          Schedule I     Lending Offices
          Schedule 2.01  Assigned Advances

          Exhibit A      Form of Note
          Exhibit B      Notice of Borrowing
          Exhibit C      Assignment and Acceptance
          Exhibit D      Amended and Restated Pledge, Assignment and
                         Security Agreement
          Exhibit E      Confidentiality Agreement
          Exhibit F      Form of Original Credit Agreement Opinion of
                         Potter, Anderson & Corroon
          Exhibits G-G2  Form of Original Credit Agreement Opinions of
                         Allan L. Miller, Esq.
          Exhibit H      Form of Original Credit Agreement Opinion of Dewey
                         Ballantine
          Exhibit I Form of Opinion of Potter, Anderson & Corroon Exhibits J-J2 Form of Opinions of Allan L. Miller, Esq.
          Exhibit K      Form of Opinion of Dewey Ballantine

                             SECOND AMENDED AND RESTATED
                                   CREDIT AGREEMENT


                         SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 15, 1994 among T.M. INVESTORS LIMITED PARTNERSHIP, a limited partnership organized under the laws of Delaware (the "Borrower"), the banks (the "Banks") listed on the signature
           --------                      -----
          pages hereof,  CITIBANK,  N.A.  ("Citibank"),  as  administrative
                                            --------
          agent (together with any successor appointed pursuant to Article VII, the "Administrative Agent") for the Lenders (as hereinafter
                     --------------------
          defined), BT  SECURITIES CORPORATION ("BT  Securities"), CHEMICAL
                                                 --------------
          SECURITIES  INC.  ("Chemical Securities"),  CITICORP  SECURITIES,
                              -------------------
          INC.  ("CSI") and CREDIT  SUISSE ("Credit Suisse"),  as arrangers
                  ---                        -------------
          (the "Arrangers"), and  BT SECURITIES and CHEMICAL  SECURITIES as
                ---------
          co-syndication agents.

                               PRELIMINARY STATEMENTS:
                               ----------------------


                         (1) The Borrower entered into the 1991 Credit Agreement (as defined hereinafter) with the lenders named therein and Citibank, N.A., as agent for such lenders, pursuant to which the lenders made loans to the Borrower aggregating $480,000,000 to finance, in part, the Borrower's capital contribution to Associates LP (as defined hereinafter).

                         (2) The Borrower entered into the Amended and Restated Credit Agreement dated as of August 16, 1994 (the "Original Credit Agreement") with the lenders party thereto (the
           -------------------------
          "Original Lenders"), Citibank, as administrative agent, and CSI
           ----------------
          and Credit Suisse as arrangers, pursuant to which the Original Lenders made loans to the Borrower aggregating $480,000,000 in order to repay in full all of the Borrower's obligations under the 1991 Credit Agreement and terminate the 1991 Commitments (as hereinafter defined).

                         (3) The parties to the Original Credit Agreement desire to amend and restate the Original Credit Agreement, among other things, to extend the Termination Date, to provide for regularly scheduled repayment dates and to include additional financial institutions as parties thereto.

                         NOW THEREFORE, in consideration of the promises and of the mutual covenants and agreements contained herein, the parties agree that, subject to the conditions to effectiveness set forth in Section 3.03, the Original Credit Agreement shall be amended and restated in its entirety to read as follows:

                                      ARTICLE 1

                                     DEFINITIONS

                         SECTION 1.01.  Certain Defined Terms.  As used in
                                        ---------------------
          this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                         "Administrative Agent" means Citibank, N.A. and
                          --------------------
               each successor Administrative Agent appointed pursuant to
               Section 7.06. So long as the Administrative Agent, the Security Agent and the Escrow Agent are the same Person, references in Article 7 to the Administrative Agent shall, unless the context shall otherwise require, be deemed to refer to all of the Administrative Agent, the Security Agent and the Escrow Agent.

                         "Advance" means an advance made by a Lender to the
                          -------
               Borrower or assigned by an Assigning Lender to a Purchasing Lender pursuant to Article 2.

                         "Affiliate" means, as to any Person, any other
                          ---------
               Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the voting stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

                         "Agents" means, collectively, the Administrative
                          ------
               Agent, the Lead Managing Agents and the Arrangers.

                         "Applicable Margin" means, as of any date, a
                          -----------------
               percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                       Public Debt   Applicable   Applicable
                          Rating     Margin for   Margin for
                       S&P/Moody's   Base Rate    Eurodollar
                                                     Rate
                                                   Advances

                       Level 1
                       -------
                       BBB- or           0%           1%
                       Baa3 or
                       above

                       Level 2
                       -------
                       below BBB-       .5%          1.75%
                       and Baa3
                       but at
                       least BB or
                       Ba2

                       Level 3
                       -------
                       below BB          1%          2.25%
                       and Ba2

               provided, that for the period commencing on the Assignment
               --------
               Date and ending on the first anniversary thereof, the Applicable Margin shall be Level 2 (if it would otherwise be Level 2 or Level 1) or Level 3.

                         "Arrangers" has the meaning specified in the
                          ---------
               recital of parties to this Agreement.

                         "Assigned Advances" has the meaning specified in
                          -----------------
               Section 2.01(b).

                         "Assigning Lenders" has the meaning specified in
                          -----------------
               Section 2.01(b).

                         "Assignment Date" means the date on which all of
                          ---------------
               the conditions precedent specified in Section 3.03 and 3.04 are satisfied or waived and the Assigned Advances are assigned to and purchased by the Purchasing Lenders.

                         "Assignment and Acceptance" means an assignment
                          -------------------------
               and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.06 and in substantially the form of Exhibit C hereto.

                         "Associates LP" means T.M.I. Associates, L.P., a
                          -------------
               limited partnership organized under the laws of Delaware, its successors and assigns.

                         "Associates LP Consent" means the letter of the
                          ---------------------
               Borrower to Associates LP, dated as of December 23, 1991, accepted and agreed by BDS One, BDS Two and BDS Four, and as amended by the 1994 Amendments, acknowledging their consent to the assignment by the Borrower of its rights and interests under the Associates LP Partnership Agreement and of the LP Interest to the Security Agent pursuant to the Security Agreement.

                         "Associates LP Partnership Agreement" means the
                          -----------------------------------
               Amended and Restated Agreement of Limited Partnership of Associates LP, dated as of December 23, 1991, among BDS One, BDS Two, and BDS Four, as general partners, and the Borrower, as limited partner, as amended by the 1994 Amendments, and as further amended by the December Amendments, and as it may be further amended, supplemented or otherwise modified from time to time.

                         "Base Rate" means a fluctuating interest rate per
                          ---------
               annum in effect from time to time, which rate per annum shall at all times be equal to the highest of the following plus the Applicable Margin in effect from time to time:
               ----

                              (a)  the rate of interest announced publicly
                         by Citibank in New York, New York, from time to time, as Citibank's base rate;

                              (b)  the sum (adjusted to the nearest 1/4 of
                         1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the
                         ----
                         latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by
                         (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week
                         ----
                         period of the annual assessment rates reasonably estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                              (c)  1/2 of one percent per annum above the
                         Federal Funds Rate.

                         "BDS One" means BDS One, Inc., a corporation
                          -------
               organized under the laws of Delaware, its successors and assigns.

                         "BDS Two" means BDS Two, Inc., a corporation
                          -------
               organized under the laws of Delaware, its successors and assigns.

                         "BDS Three" means BDS Three, Inc., a corporation
                          ---------
               organized under the laws of Delaware, its successors and assigns.

                         "BDS Four" means BDS Four, Inc., a corporation
                          --------
               organized under the laws of Delaware, its successors and assigns.

                         "BDS Five" means BDS Five, Inc., a corporation
                          --------
               organized under the laws of Delaware, its successors and assigns.

                         "Borden" means Borden, Inc., a corporation
                          ------
               organized under the laws of New Jersey, its successors and assigns.

                         "Borden Credit Agreement" means the Credit
                          -----------------------
               Agreement dated as of December 15, 1994 among Borden, the banks named therein, Citibank, as administrative agent, BT, Chemical, Citibank and Credit Suisse, as lead managing agents, and BT Securities, Chemical Securities, Citicorp Securities and Credit Suisse, as arrangers, as such agreement may be amended, supplemented, refinanced or otherwise modified from time to time.

                         "Borden Consent" means the letter of the Borrower
                          --------------
               to Borden, dated as of December 23, 1991, accepted and agreed by Borden, and as amended by the 1994 Amendments, acknowledging Borden's consent to the assignment by the Borrower of its rights and interests under the Borden #2 Agreement and the Interest Rate Swap Agreement to the Security Agent pursuant to the Security Agreement.

                         "Borden #1 Agreement" means the Agreement, dated
                          -------------------
               as of December 23, 1991, given by Borden in favor of Associates LP and the Liquidator (as defined in the Associates LP Partnership Agreement) with respect to certain obligations of BDS One, BDS Two, and BDS Four pursuant to
               Section 12.9 of the Associates LP Partnership Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                         "Borden #2 Agreement" means the Agreement, dated
                          -------------------
               as December 23, 1991, given by Borden in favor of the Borrower with respect to certain obligations of BDS One, BDS Two, and BDS Four under the terms of the Associates LP Partnership Agreement, as amended by amendment dated December 1, 1993 and the 1994 Amendments, and as further amended by the December Amendments, and as the same may be further amended, supplemented or otherwise modified from time to time.

                         "Borden #3 Agreement" means the Agreement, dated
                          -------------------
               as of December 23, 1991, given by Borden in favor of the Borrower with respect to certain obligations of BDS Five under the terms of the Borrower Partnership Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                         "Borden #4 Agreement" means the Agreement, dated
                          -------------------
               as of August 16, 1994, given by Borden in favor of the General Partner, the Class A Limited Partner and the Class B Limited Partner and their successors and assigns with respect to certain obligations of the Borden partners under the terms of the Associates LP Partnership Agreement, as such agreement may be amended, supplemented or otherwise modified from time to time.

                         "Borrower" means T.M. Investors Limited
                          --------
               Partnership, a limited partnership organized under the laws of Delaware, its successors and permitted assigns.

                         "Borrower Partnership Agreement" means the Amended
                          ------------------------------
               and Restated Agreement of Limited Partnership of the Borrower, dated as of December 23, 1991, among Pawling Partners, Inc., as general partner, and Allstate Life Insurance Company, as the Class A Limited Partner, and BDS Five, as the Class B Limited Partner, as amended by the 1994 Amendments and as further amended by the December Amendments, and as the same may be further amended, supplemented or otherwise modified from time to time.

                         "Borrowing" means the borrowing under Section
                          ---------
               2.01(a) consisting of simultaneous Advances made on the Funding Date by the Lenders pursuant to Article 2.

                         "BT" means Bankers Trust Company.
                          --

                         "BT Securities" has the meaning specified in the
                          -------------
               recital of parties to this Agreement.

                         "Business Day" means a day of the year on which
                          ------------
               banks are not required or authorized to close in New York City and dealings are carried on in the London eurodollar interbank market.

                         "Chemical" means Chemical Bank.
                          --------

                         "Chemical Securities" has the meaning specified in
                          -------------------
               the recital of parties to this Agreement.

                         "Citibank" has the meaning specified in the
                          --------
               recital of parties to this Agreement.

                         "Class A Limited Partner" means Allstate Life
                          -----------------------
               Insurance Company and its successors and assigns, each as a holder of the class A limited partnership interest of the Borrower.

                         "Class B Limited Partner" means BDS Five, and its
                          -----------------------
               successors and assigns, as holder of the class B limited partnership interests of the Borrower.

                         "Commitment" has the meaning specified in Section
                          ----------
               2.01, provided that the aggregate commitments of the Lenders
                     --------
               to make Advances shall not, at any time, exceed
               $480,000,000.

                         "Contributed Assets" means the assets contributed
                          ------------------
               to Associates LP pursuant to Section 2.4 of the Associates LP Partnership Agreement.

                         "Counterparty" means Borden, as counterparty under
                          ------------
               the Interest Rate Swap Agreement.

                         "Credit Suisse" has the meaning specified in the
                          -------------
               recital of parties to this Agreement.

                         "CSI" has the meaning specified in the recital of
                          ---
               parties to this Agreement.

                         "December Amendments" means the amendments dated
                          -------------------
               the date hereof to each of the Security Agreement, the Interest Rate Swap Agreement, the Interest Rate Swap Fee Letter, the Reset Note, the note governing the "Borden Loans" (as defined in the Associates LP Partnership Agreement), the Borden #2 Agreement, the Associates LP Partnership Agreement and the Borrower Partnership Agreement.

                         "Default" means any Event of Default or event
                          -------
               (other than an event that is a "Liquidating Event" (as defined in the Associates LP Partnership Agreement) described in Section 12.1(a) of the Associates LP Partnership Agreement, or a "Default Event" (as defined in the Associates LP Partnership Agreement) described in
               Section 14.1(e) or 14.1(h) of the Associates LP Partnership Agreement) that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                         "Effective Date" has the meaning specified in
                          --------------
               Section 3.03.

                         "Eligible Assignee" means any of  (i) a commercial
                          -----------------
               bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this clause (iii);
               (iv) the central bank of any country that is a member of the OECD; and

               (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $100,000,000, in each case as approved by the Arrangers and the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that an
                                                 --------  -------
               Affiliate of the Borrower shall not qualify as an Eligible Assignee under this definition.

                         "Employee Services Agreement" means the Employee
                          ---------------------------
               Services Agreement dated as of December 23, 1991 between BDS Four and Borden, as such agreement may be amended, supplemented or otherwise modified from time to time.

                         "Escrow Agreement" means the Escrow Agreement,
                          ----------------
               dated as of August 16, 1994, among the general partners of Associates LP, the Borrower and the Security Agent, as such agreement may be amended, supplemented or otherwise modified from time to time.

                         "Eurocurrency Liabilities" has the meaning
                          ------------------------
               assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                         "Eurodollar Rate" means, for any Interest Period
                          ---------------
               for each Advance, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Advance made by the respective Reference Bank and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period.

                         "Eurodollar Rate Reserve Percentage" for any
                          ----------------------------------
               Interest Period for each Eurodollar Rate Advance means the reserve percentage if and to the extent actually applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for each Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                         "Events of Default" has the meaning specified in
                          -----------------
               Section 6.01.

                         "Federal Funds Rate" means, for any period, a
                          ------------------
               fluctuating interest rate per annum equal for each day during such period to the weighted average of the quotations for such day on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                         "Funding Date" means the date on which all of the
                          ------------
               conditions precedent specified in Sections 3.01 and 3.02 were satisfied or waived and the Advances were made.

                         "General Partner" means Pawling Partners, Inc. and
                          --------------
               its successors and assigns, as holder of the general partner interest of the Borrower.

                         "Indebtedness" of the Borrower means (a) all
                          ------------
               indebtedness of the Borrower for borrowed money, (b) all obligations of the Borrower for the deferred purchase price of property or services, (c) all obligations of the Borrower evidenced by bonds, notes, debentures or other similar instruments, (d) all indebtedness of the Borrower created or arising under any conditional sale or other title retention agreement (whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of the Borrower as lessee under leases which shall have been recorded as capital leases, (f) all obligations, contingent or otherwise, of the Borrower under acceptance, letter of credit or similar facilities, (g) all obligations of the Borrower to purchase, redeem, retire, defease or otherwise acquire for value any partnership interests of the Borrower, (h) all obligations of the Borrower in respect of interest rate swap agreements and other similar agreements designed to hedge against fluctuations in interest rates, (i) all Indebtedness referred to in clauses (a) through (h) above guaranteed directly or indirectly by the Borrower, or in effect guaranteed directly or indirectly by the Borrower through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, (j) all other financial obligations of the Borrower under any contract or other agreement to which the Borrower is a party and (k) all Indebtedness referred to in clauses (a) through (j) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
               by) any Lien on property (including, without limitation, accounts and contract rights) owned by the Borrower, even though the Borrower has not assumed or become liable for payment of such Indebtedness.

                         "Indemnified Party" has the meaning specified in
                          -----------------
               Section 8.04(b).

                         "Interest Payment Date" has the meaning specified
                          ---------------------
               in Section 2.04.

                         "Interest Period" means, for each Advance included
                          ---------------
               in the Borrowing, each consecutive period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six, or, to the extent available in the reasonable judgment of the Administrative Agent, nine or twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
                       --------  -------

                              (a)  no Interest Period shall extend after
                         the Termination Date;

                              (b)  whenever the last day of any Interest
                         Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such
                                       --------  -------
                         extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                              (c)  whenever the first day of any Interest
                         Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                              (d)  from the Assignment Date through and
                         including February 28, 1995, only one month
                         Interest Periods may be selected unless the Lead Managing Agents shall otherwise agree; and

                              (e)  if the Borrower fails to provide such
                         notice, the duration of each next Interest Period shall be three months thereafter, until such time as such notice is provided in accordance with the second sentence of this definition.

                         "Interest Rate Swap Agreement" means the Interest
                          ----------------------------
               Rate and Currency Exchange Agreement, dated as of December 15, 1994, between the Borrower and the Counterparty, as such agreement may be amended, supplemented or otherwise modified from time to time, including, without limitation, as supplemented on such date by the Interest Rate Swap Fee Letter.

                         "Interest Rate Swap Fee Letter" means that certain
                          -----------------------------
               letter dated as of December 15, 1994 from the Borrower to Borden relating to certain fees payable by the Borrower to Borden in connection with the Interest Rate Swap Agreement.

                         "Lead Managing Agents" means BT, Chemical,
                          --------------------
               Citibank and Credit Suisse.

                         "Lenders" means the Lenders listed on the
                          -------
               signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.06, but shall not include a purchaser of a participation pursuant to
               Section 8.06 (except to the extent that such purchaser is also a Lender or an Eligible Assignee that has become a party hereto pursuant to Section 8.06).

                         "Lending Office" means, with respect to any
                          --------------
               Lender, the office of such Lender specified as its Lending Office opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                         "Lien" means any lien, security interest or other
                          ----
               similar charge or encumbrance, including, without limitation, the lien or retained security title of a conditional vendor.

                         "Loan Documents" means this Agreement, the Notes
                          --------------
               and the Security Agreement, each as it may be amended, supplemented or otherwise modified from time to time.

                         "LP Interest" means the limited partner interest
                          -----------
               in Associates LP acquired and held by the Borrower.

                         "Manager" means Wilmington Trust Company or any
                          -------
               other institution or independent certified public accountants of national reputation engaged by the

               Borrower to manage the business and affairs of the Borrower consented to by the Administrative Agent (which consent shall not be unreasonably withheld).

                         "Material Adverse Effect" means a circumstance or
                          -----------------------
               condition affecting the business, condition (financial or otherwise), operations, performance or properties of the Borrower which would materially adversely affect (a) the ability of the Borrower to perform its obligations under this Agreement, the Notes, the other Loan Documents and the Operative Documents or (b) the rights and remedies of the Administrative Agent or any Lender under this Agreement and the other Loan Documents taken as a whole.

                         "Manager's Engagement Letter" means the Borrower's
                          ---------------------------
               engagement letter with the Manager acknowledged by the Manager, pursuant to which the Borrower engages the Manager to manage the business and affairs of the Borrower.

                         "Moody's" means Moody's Investor Services, Inc. or
                          -------
               any successor by merger or consolidation to its business.

                         "Note" means a promissory note of the Borrower, in
                          ----
               substantially the form of Exhibit A, payable to the order of any Lender, evidencing the indebtedness of the Borrower in respect of the Advance by such Lender.

                         "Notice of Assignment" has the meaning specified
                          --------------------
               in Section 2.01(b).

                         "Notice of Borrowing" has the meaning specified in
                          -------------------
               Section 2.02(a).

                         "1991 Commitments" means the "Commitments", as
                          ----------------
               such term is defined in the 1991 Credit Agreement.

                         "1991 Credit Agreement" means the Credit Agreement
                          ---------------------
               dated as of December 23, 1991 among the Borrower, the banks named therein and Citibank, as agent, as amended or otherwise modified to August 16, 1994.

                         "1994 Amendments" means the amendments dated as of
                          ---------------
               August 16, 1994 to each of the "Interest Rate Swap Agreement" and the "Interest Rate Swap Fee Letter" (in each case as defined in 1991 Credit Agreement), the Reset Note, the Borden #2 Agreement, the Associates LP Partnership Agreement, the Borrower Partnership Agreement, the Associates LP Consent, the Borden Consent and the Trademark License Agreement with respect to the Eagle Brands trademark.

                         "Operating Account" has the meaning specified in
                          -----------------
               paragraph 5 of the preliminary statements to the Security Agreement.

                         "Operative Documents" means the Associates LP
                          -------------------
               Partnership Agreement, the Reset Note, the Borrower Partnership Agreement, the Interest Rate Swap Agreement, the Interest Rate Swap Fee Letter, the Borden #1 Agreement, the Borden #2 Agreement, the Borden #3 Agreement, the Borden #4 Agreement, the Employee Services Agreement, the Trademark License Agreements, the Manager's Engagement Letter, the Escrow Agreement, the Transfer Agreement, the Borden Consent and the Associates LP Consent.

                         "Original Credit Agreement" has the meaning
                          -------------------------
               specified in the Preliminary Statements to this Agreement.

                         "Original Lenders" has the meaning specified in
                          ----------------
               the Preliminary Statements to this Agreement.

                         "Other Taxes" has the meaning specified in Section
                          -----------
               2.09(b).

                         "Person" means an individual, partnership,
                          ------
               corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                         "Pledged Collateral" has the meaning specified in
                          ------------------
               Section 1 of the Security Agreement.

                         "Process Agent Acceptance" means the acceptance by
                          ------------------------
               Prentice-Hall Corporation Systems, Inc. of its appointment as process agent pursuant to Section 8.11.

                         "Public Debt Rating" means, as of any date, the
                          ------------------
               higher of the ratings that have been most recently announced by either S&P or Moody's, as the case may be, for any class of long-term senior unsecured debt issued by Borden. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin will be set in accordance with Level 3 under the definition of "Applicable Margin"; (c) if any rating established by S&P or
                -----------------
               Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                         "Purchasing Lenders" has the meaning specified in
                          ------------------
               Section 2.01(b).

                         "Reference Banks" means BT, Chemical, Citibank and
                          ---------------
               Credit Suisse.

                         "Register" has the meaning specified in Section
               8.06(c).

                         "Replacement Lender" has the meaning specified in
               Section 2.11.

                         "Required Lenders" means, at any time, Lenders
               holding at least 51% of the aggregate unpaid principal amount of the Advances owing to Lenders or, if no Advances have previously been made, Lenders holding at least 51% of the aggregate Commitments of all the Lenders.

                         "Reset Note" means the Guaranteed Reset Note Due
               2011 issued on December 11, 1991, by BDS Three in the original principal sum of $850,000,000, as amended by amendment dated December 1, 1993 and the 1994 Amendments, and as further amended by the December Amendments, and as the same may be further amended, supplemented or otherwise modified from time to time.

                         "S&P" means Standard & Poor's Ratings Group or any
               successor by merger or consolidation to its business.

                         "Security Agent" means Citibank, N.A., or any
               successor security agent, appointed pursuant to the terms hereof and acting as such under the Security Agreement.

                         "Security Agreement" means that certain Amended
               and Restated Pledge, Assignment and Security Agreement, dated as of August 16, 1994, made by the Borrower to the Security Agent, pursuant to which the Borrower has pledged to the Security Agent, for its benefit and the benefit of the Agents and the Lenders, the Pledged Collateral, in substantially the form of Exhibit D, as such agreement is amended by the December Amendments and as it may be further amended, supplemented or otherwise modified from time to time.

                         "Subsidiary" means, with respect to any Person,
               (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person or
               (ii) any other Person (other than a corporation) a majority interest in the capital or profits, in the case of a partnership or joint venture, or a beneficial interest, in the case of a trust or estate, which is at the time, directly or indirectly, owned by such Person, such Person and one or more Subsidiaries of such Person, or by one or more Subsidiaries of such Person.

                         "Taxes" has the meaning specified in Section

               2.09(a).


                         "Termination Date" means the earlier of December
               31, 1999 and the date of the prepayment in whole of the Advances, and all interest thereon and all other amounts payable under this Agreement, pursuant to Section 2.03.

                         "Trademark Assets" means the "Trademark Assets"
               (as defined in the Associates LP Partnership Agreement) contributed to Associates LP pursuant to the terms of the Associates LP Partnership Agreement.

                         "Trademark License Agreements" means,
               collectively, those six certain Primary Trademark License Agreements, dated as of December 23, 1991 pertaining to the Trademark Assets, between Associates LP and Borden, as such agreement pertaining to the Eagle Brands trademark is amended by the 1994 Amendments, and as such agreements may be amended, supplemented or otherwise modified from time to time.

                         "Transfer Agreement" means that certain Transfer
               Agreement, dated as of December 23, 1991, by Borden in favor of the Borrower, as such agreement may be amended, supplemented or otherwise modified from time to time.

                         SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                         SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles.


                                      ARTICLE 2

                          AMOUNTS AND TERMS OF THE ADVANCES

                         SECTION 2.01.  The Advances.

                         (a) Each Original Lender hereby severally agreed, on the terms and conditions hereinafter set forth, to make a single Advance to the Borrower on the Funding Date in an amount not to exceed the amount set forth opposite such Original Lender's name on
          Schedule I hereto under the caption "Allocated Commitment" (such amount being such Lender's "Commitment"). Amounts borrowed hereunder and repaid or prepaid may not be reborrowed.

                         (b)    Each of the Original Lenders set forth on
          Schedule 2.01 hereto (collectively, the "Assigning Lenders") hereby agrees to sell and assign as of the Assignment Date, on the terms and conditions hereinafter set forth, all of its rights and interest in and to, and all of its obligations under, the portion of the "Advance" owing to it under the Original

          Credit Agreement set forth opposite the name of such Assigning Lender on Schedule 2.01 hereto (collectively, the "Assigned
                                                             --------
          Advances") to the Lenders set forth on Schedule 2.01 hereto
          --------
          (collectively, the "Purchasing Lenders") and each of the
                              ------------------
          Purchasing Lenders hereby agrees to purchase and assign as of the Assignment Date, on the terms and conditions hereinafter set forth, an undivided interest in its ratable share of all such Assigning Lenders' rights and interest in and to, and obligations under, the Assigned Advances. Each Purchasing Lender, before 11:00 a.m. (New York City time) on the Effective Date, shall make available for the account of its Lending Office to the Administrative Agent at the Administrative Agent's Account for the account of the Assigning Lenders, an amount equal to such Purchasing Lender's ratable share of the Assigned Advances (it being understood that the Borrower shall make payment of all accrued interest and other amounts (including breakage) through the Assignment Date on such date directly to the Original Lenders in accordance with the terms of the Original Credit Agreement). The assignment of the Assigned Advances shall be made on notice (the "Notice of Assignment"), given not later than 11:00 A.M.
                --------------------
          (New York City time) on the third Business Day prior to the Assignment Date by the Borrower to the Administrative Agent,which shall give to each Lender prompt notice thereof by telecopier, telex or cable. The failure of any Purchasing Lender to fund its ratable share of the Assigned Advances shall not relieve any other Purchasing Lender of its obligation to fund its ratable share of the Assigned Advances.

                         SECTION 2.02.  Making the Advances; Use of
                                        ---------------------------
          Proceeds.  (a)  (i)  The Borrowing shall be made on notice, given
          --------
          not later than 11:00 A.M. (New York City time) on the third Business Day prior to the Funding Date, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Such notice of the Borrowing (the "Notice of Borrowing") shall be by telecopier,
                          -------------------
          telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein the requested aggregate amount of such Borrowing. Each Lender shall, before 12:00 noon (New York City time) on the Funding Date, make available for the account of its Lending Office to the Administrative Agent at its address referred to in Section 8.02, in immediately available funds, such Lender's ratable portion of the Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will promptly make such funds available to the Borrower at the Administrative Agent's aforesaid address.

                         (ii) The Notice of Assignment shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for such amount) against any loss, cost or expense actually incurred by such Lender (excluding loss of anticipated profits) as a result of any failure of the Borrower to borrow in accordance with the Notice of Borrowing or the failure of the Purchasing Lenders to purchase Assigned Advances in accordance with the Notice of Assignment including, but not limited to, the Borrower's failure to fulfill on or before the date specified in such Notice of Borrowing or the Notice of Assignment the applicable conditions set forth in Article 3, including, without limitation, any loss, cost or expense reasonably incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance or purchase the Assigned Advance to be made by such Lender as part of the Borrowing or the assignment when such Advance or Assigned Advance, as a result of such failure, is not made or purchased on such date; provided, however, that the
                                          --------  -------
          Borrower shall not be liable to indemnify a Lender against any such loss, cost or expense to the extent such failure is a direct consequence of such Lender's failure to fund its Advance or purchase the Assigned Advance; and provided further, however,
                                             -------- -------  -------
          that the failure of any Lender to fund its Advance or purchase the Assigned Advance shall not relieve the Borrower of its obligations in respect of the Advances funded or to be funded by the other Lenders or purchased by the other Purchasing Lenders. Each Assigning Lender that assigns all of its Advances pursuant to Section 2.01(b) shall relinquish its rights (except to indemnities provided for herein) and be released from its obligations hereunder and cease to be a party hereto.

                         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the Funding Date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Agent on such date in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Advances comprising the Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of the Borrowing for purposes of this Agreement.

                         (c) The failure of any Lender to make the Advance to be made by it as part of the Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of such Borrowing.

                         (d)  The Borrower used the proceeds of the
          Advances for the sole purpose of repaying all amounts outstanding under the 1991 Credit Agreement and terminating the 1991 Commitments.

                         SECTION 2.03.  Repayments and Prepayments.  (a)
                                        --------------------------
          Mandatory Repayments and Prepayments.  (i)  The Borrower shall
          ------------------------------------
          repay to the Administrative Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Advances on the following dates in the amounts indicated:

                         Date                 Amount
                         ----                 ------

                    December 31, 1995     $ 136,585,366
                    June 30, 1996            78,048,780
                    December 31, 1997        39,024,390
                    December 31, 1998        78,048,780
                    December 31, 1999       148,292,683

          provided, that the unpaid principal amount of all then
          ---------
          outstanding Advances shall be repaid in a single installment on the earlier of (A) the date on which the Notes, all interest thereon and all other amounts payable under this Agreement have become due and payable pursuant to Section 6.01 hereof, and (B) the Termination Date.

                    (ii) The Borrower shall prepay the unpaid principal amount of the Advances with the proceeds of, and in an amount equal to the following amount (but in no event greater than the unpaid principal amount of the Advances): (A) any distribution made to the Borrower pursuant to Section 10.8(b) of the Associates LP Partnership Agreement (but excluding the "Retirement Period Guaranteed Payment" (as defined in the Associates LP Partnership Agreement) paid to the Borrower pursuant to Section 10.8(b)(ii) of the Associates LP Partnership Agreement in connection with such distribution), (B) the amount of any distribution made in respect of the LP Interest in a liquidation under Section 12.2 of the Associates LP Partnership Agreement and (C) the amount of any installment of the purchase price of the LP Interest paid by one or more general partners of Associates LP pursuant to the exercise of the purchase option for such LP Interest as provided in Section 14.3 of the Associates LP Partnership Agreement, each such prepayment to be made within two Business Days after the date of such distribution to the Borrower.

                    (iii) If the Assignment Date hereunder does not occur on or prior to February 18, 1997, the Borrower shall prepay the unpaid principal amount of all then outstanding Advances, all interest thereon and all other amounts payable, on such date.

                    (b)  Optional Prepayments.  Subject to the provisions
                         --------------------
          of paragraph (c) below, the Borrower may, at its option, and at any time and from time to time prepay the unpaid principal amount of all or any portion of the Advances.

                    (c)  Prior Notice, Etc.  Each prepayment or repayment
                         -----------------
          of the Advances shall (other than a repayment on the Termination
          Date) be made on not less than three Business Days' prior written notice from the Borrower to the Administrative Agent and, at the time of such prepayment or repayment (including a repayment on the Termination Date), the Borrower shall pay all accrued and unpaid interest on the principal amount of the Advances being prepaid or repaid.

                    SECTION 2.04.  Interest.  (a)  Ordinary Interest.  The
                                   --------        -----------------
          Borrower shall pay interest on the unpaid principal amount of the Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of (a) the Eurodollar Rate for such Interest Period for such Advance plus (b) the Applicable Margin in effect on each day during such Interest Period, payable in arrears on the last day of such Interest Period (an "Interest
                                                                  --------
          Payment Date") and, if such Interest Period has a duration of
          ------------
          more than three months, then such Interest Payment Date shall be on each day that occurs during such Interest Period every three months from the first day of such Interest Period.

                    (b)  Default Interest.  Overdue principal and interest
                         ----------------
          in respect of each Advance shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Margin; provided that each
                                                        --------
          Advance shall bear interest after maturity (whether by acceleration or otherwise) until the end of the Interest Period then applicable thereto at a rate per annum equal to 2% in excess of the rate of interest applicable thereto at maturity.

                    SECTION 2.05.  Interest Rate Determination and
                                   -------------------------------
          Protection.  (a)  The Administrative Agent shall give prompt
          ----------
          notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of
          Section 2.04.

                    (b) If the Administrative Agent shall have determined that on any date for determining the Eurodollar Rate for any Interest Period for any Advance, that, by reason of changes arising after the date hereof affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate (i) each such Advance will automatically, on the last day of the then existing Interest Period therefor, convert into an Advance bearing interest at the Base Rate and (ii) the obligation of the Lenders to make Advances at the Eurodollar Rate shall be suspended until the Administrative Agent shall notify the Borrower that the Lenders have determined that the circumstances causing such suspension no longer exist.

                    SECTION 2.06.  Increased Costs, Etc.  (a)  If, due to
                                   --------------------
          either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or
          (ii) the compliance with any guideline or request made after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Advances bearing interest calculated by reference to the Eurodollar Rate, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that each Lender agrees to use reasonable
          --------  -------
          efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office or take other steps if to do so would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost accompanied by a statement setting forth in reasonable detail the basis for, and amount of, such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent demonstrable error.

                    (b) If, after the date hereof (i) the introduction of or any change in any applicable law or regulation regarding capital adequacy or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) the compliance by a Lender or its parent with any directive or request made after the date hereof regarding capital adequacy from any central bank or other governmental authority (whether or not having the force of law), has the effect of reducing the rate of return on such Lender's or its parent's capital or assets as a consequence of such Lender's commitment to lend hereunder or other obligations hereunder to a level below that which such Lender or its parent would have achieved but for such introduction, change or compliance (taking into consideration such Lender's or its parent's policies with respect to capital adequacy, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction, it being understood and agreed, however, that such Lender shall not be entitled to such compensation as a result of such Lender's compliance with, or pursuant to any directive or request to comply with, any such law or regulation as in effect on the date hereof; provided,
                                                             --------
          however, that each Lender agrees to use reasonable efforts
          -------
          (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office or take other steps if to do so would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to such amounts accompanied by a statement setting forth in reasonable detail the basis for, and the amount of, such increased cost submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent demonstrable error.

                    SECTION 2.07.  Illegality.  Notwithstanding any other
                                   ----------
          provision of this Agreement, if after the date hereof the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful or impracticable, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Advance will automatically, upon such demand, convert into an Advance that bears interest calculated by reference to the Base Rate, and
          (ii) the obligation of the Lenders to fund and maintain Advances bearing interest calculated by reference to the Eurodollar Rate shall be suspended until the circumstances causing such suspension no longer exist; provided, however, that such Lender
                                      --------  -------
          agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office or take other steps if to do so would allow such Lender or its Eurodollar Office to continue to perform its obligations to make Advances or to continue to fund or maintain Advances and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                    SECTION 2.08.  Payments and Computations.  (a)  Except
                                   -------------------------
          as otherwise provided in this Agreement, the Security Agreement, or the Notes, each payment hereunder and under the Notes shall be made not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Lending Offices ratably in accordance with the amounts of such respective obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any obligation then payable hereunder to one Lender, to such Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.06(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                    (b) All computations of interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

                    (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment
                  --------  -------
          of interest on or principal of Advances bearing interest calculated by reference to the Eurodollar Rate to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                    (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                    SECTION 2.09.  Taxes.  (a)  Any and all payments by the
                                   -----
          Borrower hereunder or under the Notes shall be made, in accordance with Section 2.08, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and
                                ---------
          the Administrative Agent, net income taxes and franchise taxes (imposed in lieu of net income taxes) that are imposed by the United States or any political subdivision or taxing authority thereof or therein or by a foreign jurisdiction as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Bank having executed, enforced, delivered or performed its obligations or received payment under this Agreement) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be
                                      -----
          required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.09) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                    (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                       -----------

                    (c) The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.09, paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The Administrative Agent or such Lender shall provide the Borrower with appropriate receipts for any payments or reimbursements made to the Borrower pursuant to this Section 2.09. This indemnification shall be made within 45 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                    (d) Within 45 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States"
                                                             -------------
          and "United States person" shall have the meanings specified in
               --------------------
          Section 7701 of the Internal Revenue Code.

                    (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Administrative Agent and the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement or the Notes or certifying that the income receivable pursuant to this Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of
                                 --------  -------
          the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                    (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to
                                       ----- ----
          a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States; provided, however, that should a
                                        --------  -------
          Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                    (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.09 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office or take other steps if to do so would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                    (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.09 shall survive the payment in full of principal and interest hereunder and under the Notes.

                    SECTION 2.10.  Sharing of Payments, Etc.  If any Lender
                                   ------------------------
          shall obtain any payment (whether voluntary, involuntary or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.06, 2.07 or 2.09) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that
                                                    --------  -------
          if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
          Section 2.10 may, to the fullest extent permitted by law, exercise all its rights of payment and set off with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                    SECTION 2.11.  Option to Replace Lenders.  If any
                                   -------------------------
          Lender shall request the Borrower to pay any amount, or shall assert any other special rights, under Section 2.06, 2.07 or 2.09, the Borrower may request one or more other Lenders or other financial institutions, each of which is an Eligible Assignee (each a "Replacement Lender") to take over all or the affected
                   ------------------
          portion of such Lender's then outstanding Advances and to assume all or the affected portion of such Lender's Commitments and obligations hereunder. If one or more Replacement Lenders shall so agree, the Advances and Commitments of the Lender to be replaced shall, at the direction of the Borrower, be assigned to such Replacement Lenders in accordance with Section 8.06, in such amounts as the Borrower may designate.


                                      ARTICLE 3

                                CONDITIONS OF LENDING

                    SECTION 3.01.  Conditions Precedent to the Advances.
                                   ------------------------------------
          The obligation of each Original Lender to make its Advance on the Funding Date under the Original Credit Agreement was subject to satisfaction of the following conditions precedent:

                    (a) The Original Lenders shall be satisfied with the legal structure and capitalization of the Borrower and Associates LP, including the terms of the Borrower Partnership Agreement, the Associates LP Partnership Agreement, the Trademark License Agreements, the Reset Note, the 1994 Amendments and each other agreement or instrument relating to such structure or capitalization.

                    (b) There shall have been no material adverse change in the financial condition, operations or properties of Borden and its Subsidiaries, taken as a whole, since December 31, 1993, except as disclosed to the Arrangers prior to July 26, 1994, or of Associates LP or the Borrower since the respective dates of their formation that would materially adversely affect the ability of the Borrower to perform its obligations under this Agreement.

                    (c) All advances, interest and fees and all other amounts payable under the 1991 Credit Agreement shall have been paid in full in cash prior to or upon the application of the Advances, and the 1991 Commitments shall have been terminated.

                    (d) The 1994 Amendments shall have been fully executed and shall be in full force and effect.

                    (e) The Administrative Agent shall have received on or before the Funding Date the following, each duly executed by the respective party or parties thereto, and otherwise in form and substance satisfactory to the Administrative Agent, and (except for the Notes and the documents listed in subsections (e)(ii)(A), (B) and (C)) in sufficient copies for each Original Lender:

                         (i)  A Note payable to the order of each Original
                    Lender.

                         (ii) The Security Agreement, together with:

                              (A)  acknowledgment copies, stamped receipt
                         copies or other evidence of proper termination statements (Form UCC-3 or a comparable form), duly filed on or before the date of the initial Borrowing under the Uniform Commercial Code of all jurisdictions that may be necessary or desirable in order to terminate existing liens on the Pledged Collateral described in the Security Agreement;

                              (B)  acknowledgment copies or other evidence
                         of the proper filing of Financing Statements (Form UCC-1) under the Uniform Commercial Code of all jurisdictions to the extent necessary or desirable or required, in the judgment of the Security Agent, to perfect the security interests created or purported to be created by the Security Agreement; and

                              (C)  evidence that all other actions to the
                         extent necessary or desirable, in the judgment of the Security Agent, to perfect and protect the security interests and liens created by the Security Agreement have been taken.

                         (iii) A certificate of the Borrower having attached thereto a true and correct copy of each of (A) the Operative Documents and all amendments thereto, (B) the 1994 Amendments, and (C) the contribution agreements, if any, executed by each of the partners of the Borrower pursuant to which they made contributions to the Borrower, certifying that all such attached agreements are in full force and effect and have not been terminated.

                         (iv) Certificates of the Secretary of State of the
                    State of Delaware with respect to each of the General Partner, BDS One, BDS Two, BDS Three, BDS Four and BDS Five, and of the Secretary of State of the State of New Jersey with respect to Borden, dated within a date reasonably near to the Funding Date, in each case attaching the charter of such Person and each amendment thereto on file in his office and certifying that (A) such charter is a true and complete copy thereof, (B) such amendments are the only amendments to such charter on file in his office, (C) in case of each Delaware certificate, such Person has paid all franchise taxes to the date of such certificate and (D) such Person is duly incorporated and in good standing under the laws of, in the case of the General Partner, BDS One, BDS Two, BDS Three, BDS Four and BDS Five, Delaware and, in the case of Borden, New Jersey.

                         (v) A certificate of each of the General Partner, BDS One, BDS Two, BDS Three, BDS Four, BDS Five and Borden, signed on behalf of each such Person by its President or a Vice President and the Secretary or any Assistant Secretary of each such Person (the statements made in which certificate shall be true and correct on and as of the Funding Date), certifying as to:

                              (A)  the absence of any amendments to the
                         charter of such Person since the date of the certificate referred to in Section 3.01(e)(iv),

                              (B)  a true and correct copy of the by-laws
                         of such Person as in effect on the Funding Date,

                              (C)  the due incorporation and good standing
                         of such Person as a corporation under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Person,

                              (D)  that attached thereto is a true and
                         complete copy of resolutions duly adopted by the Board of Directors of such Person authorizing the execution, delivery and performance of (1) in the case of the General Partner, the 1994 Amendments in which it is a party, the Escrow Agreement, and each Loan Document, (2) in the case of BDS One, the Escrow Agreement and the 1994 Amendments to which it is a party, (3) in the case of BDS Two, the Escrow Agreement and the 1994 Amendments to which it is a party, (4) in the case of BDS Three, the Escrow Agreement and the 1994 Amendments to which it is a party, (5) in the case of BDS Four, the Escrow Agreement and the 1994 Amendments to which it is a party, (6) in the case of BDS Five, the 1994 Amendments to which it is a party and (7) in the case of Borden, the 1994 Amendments to which it is a party,

                              (E)  in the case of each such Person, that
                         such resolutions have not been revoked, annulled or modified in any manner and are in full force and effect, and

                              (F)  in the case of each such Person, the
                         incumbency and specimen signature of each officer of such person executing the documents described in items (1)-(7) of clause (D) above, and a certification of another officer of each such Person as to the signature of the officers signing certificates referred to in this subclause (v).

                         (vi) A favorable opinion of Potter, Anderson and
                    Corroon, special Delaware counsel to the Borrower, in substantially the form of Exhibit F attached hereto.

                         (vii) Favorable opinions of Allan L. Miller, Esq., Senior Vice President, Chief Administrative Officer and General Counsel of Borden, in substantially the form of Exhibits G, G-1 and G-2 attached hereto.

                         (viii) A favorable opinion of Dewey Ballantine, counsel to the General Partner, in substantially the form of Exhibit H attached hereto.

                         (ix) Favorable opinions of Shearman & Sterling,
                    counsel to the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

                         (x) An instruction letter to the partners of the Borrower, directing that certain payments be made into the Operating Account or the Manager Account (as such terms are defined in the Security Agreement).

                         (xi) Such other certificates, documents and
                    opinions as the Administrative Agent or any Lender may reasonably request.

                    SECTION 3.02.  Additional Conditions Precedent to the
                                   --------------------------------------
          Advances.  The obligation of each Original Lender to make its
          --------
          Advance on the Funding Date was subject, in addition to the conditions specified therefor in Section 3.01, to the further conditions precedent that on the Funding Date the following statements shall be true (and each of (a) the giving of the Notice of Borrowing and (b) the acceptance by the Borrower of the proceeds of the Borrowing shall constitute a representation and warranty by the Borrower that on the Funding Date such statements are true):

                    (i) The representations and warranties contained in Section 4.01 hereof and in the other Loan Documents are correct on and as of the Funding Date, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date)); and

                    (ii) No event has occurred and is continuing, or would
               result from the Borrowing or from the application of the proceeds therefrom, which constitutes a Default.

                    SECTION 3.03.  Conditions Precedent to Effectiveness.
                                   -------------------------------------
          This Agreement shall become effective on the date (the "Effective
                                                                  ---------
          Date") that the Administrative Agent shall have received
          ----
          counterparts of this Agreement executed by each party hereto which shall occur after the following conditions precedent shall have been satisfied or waived:


                    (a) The conditions to effectiveness under the Borden Credit Agreement shall have been satisfied or waived;

                    (b) The Lenders shall be satisfied with the legal structure and capitalization of the Borrower and Associates LP, including the terms of the December Amendments and each other agreement or instrument relating to such structure or capitalization;

                    (c) The December Amendments and consents thereto shall have been fully executed and shall be or concurrently with the effectiveness hereof, shall become, in full force and effect;

                    (d) The Administrative Agent shall have received on or before the Effective Date the following, each dated the date of the Effective Date and duly executed by the respective party or parties thereto, and otherwise in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

                         (i) A certificate of the Borrower having attached thereto a true and correct copy of each of (A) the Operative Documents and (B) the December Amendments, certifying that all Operative Documents, as amended, are in full force and effect and have not been terminated.

                         (ii) Certificates of the Secretary of State of the
                    State of Delaware with respect to each of the General Partner, BDS One, BDS Two, BDS Three, BDS Four and BDS Five, and of the Secretary of State of the State of New Jersey with respect to Borden, dated within a date reasonably near to the Effective Date, in each case attaching the charter of such Person and each amendment thereto on file in his office and certifying that (A) such charter is a true and complete copy thereof, (B) such amendments are the only amendments to such charter on file in his office, (C) in case of each Delaware certificate, such Person has paid all franchise taxes to the date of such certificate and (D) such Person is duly incorporated and in good standing under the laws of, in the case of the General Partner, BDS One, BDS Two, BDS Three, BDS Four and BDS Five, Delaware and, in the case of Borden, New Jersey.

                         (iii) A certificate of each of the General Partner, BDS One, BDS Two, BDS Three, BDS Four, BDS Five and Borden, signed on behalf of each such Person by its President or a Vice President and the Secretary or any Assistant Secretary of each such Person (the statements made in which certificate shall be true and correct on and as of the Effective Date), certifying as to:

                              (A)  the absence of any amendments to the
                         charter of such Person since the date of the certificate referred to in Section 3.03(d)(ii),

                              (B)  a true and correct copy of the by-laws
                         of such Person as in effect on the Effective Date,

                              (C)  the due incorporation and good standing
                         of such Person as a corporation under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Person,

                              (D)  that attached thereto is a true and
                         complete copy of resolutions duly adopted by the Board of Directors of such Person authorizing the execution, delivery and performance of (1) in the case of the General Partner, this Agreement, the Notes, the Interest Rate Swap Agreement, the Interest Rate Swap Fee Letter and the December Amendments to which it is a party, (2) in the case of BDS One, the December Amendments to which it is a party, (3) in the case of BDS Two, the December Amendments to which it is a party, (4) in the case of BDS Three, the December Amendments to which it is a party, (5) in the case of BDS Four, the December Amendments to which it is a party, (6) in the case of BDS Five, the December Amendments to which it is a party and (7) in the case of Borden, the Interest Rate Swap Agreement, the Interest Rate Swap Fee Letter and the December Amendments to which it is a party,

                              (E)  in the case of each such Person, that
                         such resolutions have not been revoked, annulled or modified in any manner and are in full force and effect, and

                              (F)  in the case of each such Person, the
                         incumbency and specimen signature of each officer of such person executing the documents described in items (1)-(7) of clause (D) above, and a certification of another officer of each such Person as to the signature of the officers signing certificates referred to in this subclause (iii).

                         (iv) A letter dated the date as of the Effective
                    Date from Potter, Anderson and Corroon, special Delaware counsel to the Borrower, allowing each Purchasing Lender to rely on the opinion of such counsel delivered pursuant to Section 3.01(e)(vi) hereof, and a favorable opinion of such counsel in substantially the form of Exhibit I attached hereto.

                         (v) Favorable opinions of Allan L. Miller, Esq., Senior Vice President, Chief Administrative Officer and General Counsel of Borden, in substantially the form of Exhibits J-J2 attached hereto.

                         (vi) A letter dated the date as of the Effective
                    Date from Dewey Ballantine, counsel to the General Partner, allowing each Purchasing Lender to rely on the opinion of such counsel delivered pursuant to
                    Section 3.01(e)(viii)
                    hereof and a favorable opinion of such counsel in substantially the form of Exhibit K attached hereto.

                         (vii)     A letter dated the date as of the
                    Effective Date from Shearman & Sterling, counsel to the Lead Managing Agents and the Administrative Agent, allowing each Purchasing Lender to rely on the opinion of such counsel delivered pursuant to
                    Section 3.01(e)(ix) hereof and a favorable opinion of such counsel, in form and substance satisfactory to the Lead Managing Agents and the Administrative Agent.

                         (viii) A certificate of the General Partner, signed on behalf of such Person by its President or Vice President certifying as to (A) the truthfulness and accuracy in all material respects of the representations and warranties contained in Section
                    4.01 and in the other Loan Documents on and as of the Effective Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and accurate on such earlier date) and (B) no event has occurred and is continuing which constitutes a Default.

                    SECTION 3.04.  Conditions Precedent to Assignment Date.
                                   ---------------------------------------
          The obligation of each Assigning Lender to assign the Assigned Advances, and of each Purchasing Lender to purchase the Assigned Advances on the Assignment Date, is subject to the following conditions precedent:

                         (a) All interest and all other amounts payable under the Original Credit Agreement shall have been paid in full in cash.

                         (b)  The conditions precedent to the initial
                    borrowing under the Borden Credit Agreement shall have been satisfied or waived.

                         (c) The Administrative Agent shall have received on or before the Assignment Date, dated the date of the Assignment Date and duly executed by the Borrower, a Note payable to the order of each Lender.

                    SECTION 3.05.  Determinations Under Sections 3.03 and
                                   --------------------------------------
          3.04.  For purposes of determining compliance with the conditions
          ----
          specified in Sections 3.03 and 3.04, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice from such Lender prior to the Assignment Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of its Advance.

                                      ARTICLE 4

                            REPRESENTATIONS AND WARRANTIES

                    SECTION 4.01.  Representations and Warranties of the
                                   -------------------------------------
          Borrower.  The Borrower represents and warrants as follows:
          --------

                    (a) The Borrower has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Act")
                                                                      ---
               with full partnership power and authority under the Act and the Borrower Partnership Agreement to execute, deliver and perform its obligations under this Agreement, each other Loan Document and the December Amendments to which it is a party, to acquire the LP Interest and to conduct its business as described in the Borrower Partnership Agreement.

                    (b) This Agreement, each other Loan Document and the December Amendments to which it is a party have been duly authorized, executed and delivered by the Borrower.

                    (c) This Agreement, each other Loan Document and the December Amendments to which it is a party are the legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principals relating to enforceability.

                    (d) The execution, delivery and performance by the Borrower of this Agreement, each other Loan Document and the December Amendments to which it is a party (i) do not contravene any provision of the Borrower Partnership Agreement, and do not contravene any provision of, or constitute a default under, any contract or other instrument to which Borrower is a party or by which its property is bound, (ii) do not contravene any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, the consequences of which would have a Material Adverse Effect or conflict with any material contractual restriction binding on or affecting the Borrower or any of its properties, and (iii) do not result in or require the creation of any Lien (other than pursuant hereto or pursuant to the Security Agreement) upon or with respect to any of its properties.

                    (e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement, any other Loan Document or of the December Amendments to which it is a party.

                    (f) It is not necessary that any of the Loan Documents or the Interest Rate Swap Agreement be filed or recorded with any court, agency or other entity in any jurisdiction (except for filings on Form UCC-1 referenced in Section 3.01(e)(ii)(B) and any continuation statements with respect to such filings) or that any stamp, registration or similar tax be paid on or in relation to any of the Loan Documents or on or in relation to the December Amendments to which it is a party, except for any such filing, recordations or taxes made or paid prior to the date hereof.

                    (g) Since the date of its formation, there has been no material adverse change in the financial condition, operations or properties of the Borrower.

                    (h) All of the Pledged Collateral covered by the Security Agreement is owned legally by the Borrower free and clear of all Liens, except for those created or permitted by the Loan Documents. The Security Agreement together with the financing statements filed with respect thereto and the taking of possession of the Pledged Collateral, as appropriate, pursuant to the Security Agreement will create valid and first priority perfected security interests in and Liens on the Pledged Collateral covered thereby, securing the payment of all obligations purported to be secured thereby and subject to no other security interests or Liens.

                    (i) There are no actions, suits, litigation or proceedings pending or, to the best knowledge of the Borrower after due diligence, threatened against or affecting the Borrower or any of its properties, before any court, arbitrator or administrative or governmental body that would be reasonably likely to have a Material Adverse Effect.

                    (j) The Borrower has filed or caused to be filed on its behalf all tax returns (federal, state, local and foreign) required to be filed by it and has paid or caused to be paid all taxes due for the periods covered thereby, including interest and penalties.

                    (k) Since the date of its formation, the Borrower has not engaged in any activity other than that contemplated by the Loan Documents or the Borrower Partnership Agreement or entered into any commitment or incurred any Indebtedness other than pursuant to the Loan Documents, the Borrower Partnership Agreement or the Interest Rate Swap Agreement.

                    (l) The Borrower possesses all licenses, permits and certificates and all other approvals, orders, authorizations and consents and has made all filings and registrations which are necessary or appropriate for the ownership of its properties and for the conduct of its activities as conducted on the Effective Date, other than any such licenses, permits, certificates, approvals, orders, authorizations, consents, filings or registration the absence of which would not, individually or in the aggregate, have a material adverse effect on the financial condition, operations or properties of the Borrower or impair its ability to perform under the Loan Documents.

                    (m) The Borrower is not in breach of, in default under, or in violation of, any material agreement, contractual restriction, or law, rule, regulation, order, writ, judgment, injunction, decree, determination or award binding on it or its properties.

                    (n) Assuming that a total of no more than 75 banks or other entities (in each case, which shall be treated as a single Person for purposes of the Investment Company Act of 1940, as amended) will be Lenders or participants or otherwise have an interest in Advances, the Borrower is not, and will not upon the Borrowing or upon conveyance of the capital contributions to Associates LP, be an "investment company," or be under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                    (o) The representations and warranties of the Borrower set forth in the other Loan Documents and in the Interest Rate Swap Agreement are true and correct in all material respects and such representations and warranties are hereby incorporated herein by this reference with the same effect as though set forth in their entirety herein.

                    (p) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or any successor, as amended) and no part of the proceeds of any Advance hereunder will be used to buy or carry any margin stock.


                                      ARTICLE 5

                              COVENANTS OF THE BORROWER

                    SECTION 5.01.  Affirmative Covenants.  So long as any
                                   ---------------------
          obligation hereunder shall remain unpaid, the Borrower will:

                    (a)  Compliance with Laws.  Except where failure to so
                         --------------------
               perform or comply would not have a material adverse effect on the financial condition, operations or properties of the Borrower, perform and promptly comply with, and cause its properties to be maintained and used in accordance with, applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

                    (b)  Inspection Rights.  Upon reasonable notice, at any
                         -----------------
               reasonable time and from time to time, permit the Administrative Agent or any Lender or any agents or representatives of the Administrative Agent or such Lender, to examine and make copies of and abstracts from the records and books of account of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with an officer of the Borrower, discuss the affairs, finances and accounts of the Borrower with the Manager and permit the Manager to disclose to the Administrative Agent or such Lender any and all financial statements and other information of any kind that it may have with respect to the Borrower.

                    (c)  Maintenance of Licenses and Permits.  Maintain and
                         -----------------------------------
               cause the Manager to maintain all licenses and permits necessary to own its properties and to conduct its activities in accordance with all applicable laws, rules, regulations and orders, except where any such failure so to do would not have a material adverse effect on the financial condition, operations or properties of the Borrower.

                    (d)  Compliance with Documents.  Maintain in full force
                         -------------------------
               and effect, and perform its obligations (if any) under, and comply with the provisions of, the Security Agreement, the Interest Rate Swap Agreement and the Associates LP
               Partnership Agreement.

                    SECTION 5.02.  Negative Covenants.  So long as any
                                   ------------------
          obligation hereunder shall remain unpaid, the Borrower will not:

                    (a)  Limitation on Liens.  Create, incur, assume or
                         -------------------
               suffer to exist any Lien upon or with respect to any of the Borrower's assets (including, without limitation, the Pledged Collateral) of any character (including, without limitation, accounts), whether now owned or hereafter acquired, or assign any right to receive income, or sign or file under the Uniform Commercial Code of any jurisdiction a financing statement which covers any of the Borrower's assets (including, without limitation, the Pledged Collateral) and which names the Borrower as debtor, other than (i) Liens created by or pursuant to the Loan Documents, and (ii) Liens for taxes and other governmental charges and assessments not yet delinquent or being actively contested in good faith by appropriate proceedings.

                    (b)  Limitation on Indebtedness.  Create or suffer to
                         --------------------------
               exist any Indebtedness except pursuant to this Agreement, the other Loan Documents, the Interest Rate Swap Agreement, the Process Agent Acceptance, the Manager's Engagement Letter and in respect of accounts payable, on ordinary terms, incurred in the course of the activities permitted under this Agreement.

                    (c)  Sales of Assets.  Sell, lease, assign, transfer or
                         ---------------
               otherwise dispose of any of the Pledged Collateral, except as specified or permitted in the Security Agreement.

                    (d)  Nature of Activities.  Engage in any activity
                         --------------------
               other than the management and protection of its investment in Associates LP and such activities as are incidentally related thereto or as otherwise required or expressly contemplated in the Loan Documents or in the Interest Rate Swap Agreement.

                    (e)  Limitation on Amendments.  Amend, supplement,
                         ------------------------
               terminate, waive or otherwise modify any provision (or agree to or consent to any of the foregoing) of the Borrower Partnership Agreement, the Associates LP Partnership Agreement, the Interest Rate Swap Agreement, the Borden #2 Agreement or the Security Agreement, in each case other than as provided in the Security Agreement, and except for the December Amendments.

                    (f)  Terminate Manager Engagement.  Cancel or otherwise
                         ----------------------------
               suspend the arrangement by which the Manager was engaged to manage the business and affairs of the Borrower or enter into any new arrangement with respect to the foregoing, except that the Borrower may remove the Manager for any reason, provided that the replacement Manager is (i) reasonably acceptable to the Administrative Agent and (ii) engaged by the Borrower pursuant to the Manager's Engagement Letter, or any other such agreement containing substantially similar undertakings of the Manager, and compensation levels not materially greater than those set forth in the Manager's Engagement Letter.

                    SECTION 5.03.  Reporting Requirements.  So long as any
                                   ----------------------
          obligation hereunder shall remain unpaid, the Borrower will furnish to the Administrative Agent and, in the case of Subsection 5.03(iii), the Security Agent:

                    (i) promptly, and in any event within 90 days after the end of each fiscal year of the Borrower (or, if later, within 30 days after the Borrower's receipt of the information required to be provided to the Borrower under
               Section 8.2(b) of the Associates LP Partnership Agreement, copies of the unaudited balance sheet of the Borrower as at the end of such fiscal year and the related unaudited statements of income and cash flow of the Borrower for such fiscal year, prepared by the Manager together with a compilation report as defined in accordance with generally accepted auditing standards (such financial statements to be complete and correct in all material respects);

                    (ii) promptly, and in any event within 30 days after
               receipt by the Borrower of the information required to be provided to the Borrower under Section 8.2(b) of the Associates LP Partnership Agreement, copies of all reports and financial statements of Associates LP furnished to the Borrower pursuant to Section 8.2 of the Associates LP Partnership Agreement, copies of all statements, reports, and other information furnished to the Borrower pursuant to
               Section 8.5 of the Associates LP Partnership Agreement, and copies of all other statements, reports, and notices furnished to the Borrower pursuant to the terms of the Associates LP Partnership Agreement;

                    (iii) promptly, and in any event within 45 days after the end of each fiscal quarter of the Borrower, a summary of quarterly activity of the Borrower prepared by the Manager setting forth Additional Credit Amounts and Additional Equity Amounts incurred during such fiscal quarter, together with a statement that, to the knowledge of the Manager, no default has occurred or is continuing, or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take in respect thereof; and

                    (iv) such other information available to the Borrower
               respecting the condition, financial or otherwise, of the Borrower and its properties as any Lender through the Administrative Agent may from time to time reasonably request.


                                      ARTICLE 6

                                  EVENTS OF DEFAULT

                    SECTION 6.01.  Events of Default.  If any of the
                                   -----------------
          following events ("Events of Default") shall occur and be
                             -----------------
          continuing:

                    (a) The Borrower shall fail to pay (i) any principal of any Note when the same becomes due and payable, (ii) any interest on any Note within two Business Days after the same becomes due and payable, or (iii) any other amount payable by it under this Agreement or under any other Loan Document within ten Business Days after the Borrower's receipt of written notice from any Lender, through the Administrative Agent, that such amount is due; or

                    (b) Any "Event of Default" or "Termination Event" under the Interest Rate Swap Agreement shall occur; or

                    (c) Any written representation or warranty made by the Borrower herein or in any other Loan Document, the Interest Rate Swap Agreement or the Borrower Partnership Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

                    (d) The Borrower (i) shall fail to perform or observe any term, covenant or agreement contained in Section 5.02 if such failure shall remain unremedied for ten Business Days after written notice thereof shall have been received by the Borrower from the Administrative Agent or any Lender, or
               (ii) shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty days after written notice thereof shall have been received by the Borrower from the Administrative Agent or the Required Lenders; or

                    (e) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                    (f) The Security Agreement, after delivery thereof, shall for any reason, except to the extent permitted by the terms thereof or solely as the result of the action or inaction of the Security Agent, cease to create a valid and perfected lien on, or security interest in, the Pledged Collateral purported to be covered thereby subject to no superior security interests or liens; or

                    (g)  The Borrower shall for any reason dissolve; or

                    (h) A Liquidating Event (as defined in the Associates LP Partnership Agreement) shall have occurred other than a Liquidating Event arising from delivery of a Default Notice solely given as a result of the occurrence of an event described in Section 14.1(e) or 14.1(h) of the Associates LP Partnership Agreement;

          then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, (x) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (y) declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, in the event of an actual or
                    --------  -------
          deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of any Lender to make Advances shall automatically terminate and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                      ARTICLE 7

                                      THE AGENTS

                    SECTION 7.01.  Authorization and Action.  Each Lender
                                   ------------------------
          hereby appoints Citibank, N.A. as the Administrative Agent hereunder and as the Security Agent under the Security Agreement, and authorizes Citibank, N.A. to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement, the other Loan Documents and the Escrow Agreement as are delegated to the Administrative Agent and Security Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, the other Loan Documents and the Escrow Agreement on its part to be performed and no implied covenants or obligations shall be read in this Agreement or the other Loan Documents against the Administrative Agent. The Administrative Agent shall not be required to exercise any discretionary power granted to it under the Loan Documents, and as to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes and enforcement of the Security Agreement), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders or, in the case of the Security Agent, the Required Lenders or the Administrative Agent, and only if furnished with indemnity satisfactory to the Administrative Agent or Security Agent, as applicable, by the person making the request, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however,
                                                     --------  -------
          that the Administrative Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or the Security Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice and copies of all other documents given to it by the Borrower and the Security Agent pursuant to the terms of this Agreement or the Security Agreement, and agrees to give the Security Agent prompt notice of each notice and copies of all other documents given to it by the Borrower and the Lenders pursuant to the terms of this Agreement. The Security Agent agrees to give to the Administrative Agent prompt notice of each notice and copies of all other documents given to it by the Borrower and the Lenders pursuant to the terms of the Security Agreement.

                    SECTION 7.02.  Reliance, Etc.  (a)  Reliance, Etc.
                                   -------------        -------------
          None of the Administrative Agent, any Lead Managing Agent or any Arranger or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.06;

          (ii) may consult with legal counsel (including counsel for the Borrower or any partner of the Borrower), or independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it in good faith; (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (v) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document (except to verify deposits (but not the amounts thereof) into the Operating Account (as defined in the Security Agreement) in accordance with Section 6 of the Security Agreement) on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (vi) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or thereto; (vii) shall not be liable to any Lender or any holder of a Note for any losses incurred as the result of any sale or disposition of Permitted Investments (as defined in the Security Agreement) in accordance with the Security Agreement;
          (viii) makes no representation or warranty and shall have no responsibility concerning the value or validity of the Pledged Collateral (as defined in the Security Agreement) or the validity or the perfection of the pledge thereof; and (ix) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                    (b)  Notices to Security Agent.  (i)  At least one
                         -------------------------
          Business Day prior to each Interest Payment Date, the Administrative Agent agrees to give the Security Agent notice of the amount of each payment to be made by the Security Agent on such Interest Payment Date in respect of (i) amounts then payable by the Borrower under Section 2 of the Interest Rate Swap Agreement and fees payable by the Borrower under the terms of the Interest Rate Swap Fee Letter and (ii) amounts then payable by the Borrower in respect of interest under the Credit Agreement, it being understood by the Administrative Agent, the Lenders and holders of the Notes that the Security Agent shall have no obligation to make any such payments unless and until it has received the respective notice from the Administrative Agent.

                    (ii) Upon (a) any voluntary redemption of the LP Interest by Associates LP pursuant to Section 10.8 of the Associates LP Partnership Agreement, (b) the purchase of the LP Interest by one or more of the general partners of Associates LP pursuant to Section 14.3 of the Associates LP Partnership Agreement and (c) the liquidation of the LP Interest pursuant to
          Section 12 of the Associates LP Partnership Agreement, and until all distributions to be made by the Security Agent under the Security Agreement upon the occurrence of any such event shall have been made, the Agent agrees to give the Security Agent prompt notice in writing of the date and amount of each payment to be made by the Security Agent in respect of (i) amounts payable by the Borrower under Section 2 of the Interest Rate Swap Agreement, (ii) fees payable by the Borrower under the terms of the Interest Rate Swap Fee Letter, (iii) amounts payable by the Borrower under the Loan Documents (other than principal) and (iv) amounts payable by the Borrower in respect of principal under this Agreement, it being understood by the Administrative Agent, the Lenders and holders of the

          Notes that the Security Agent shall have no obligation to make any such payments unless and until it has received the respective notice from the Administrative Agent.

                    (iii) The Administrative Agent agrees to promptly notify the Security Agent of (A) the occurrence of a Default, (B) each Assignment and Acceptance delivered to and accepted by it and (C) the payment in full of the Obligations (as defined in the Security Agreement) after the termination of the Commitments under this Agreement. The Security Agent shall not be deemed to have knowledge of any Default unless informed in writing by the Administrative Agent, any Lender or the Borrower.

                    (iv) The Lenders hereby authorize and direct the Administrative Agent, upon its receipt of notice from the Security Agent that the proceeds of any voluntary redemption of the LP Interest by Associates LP pursuant to Section 10.8 of the Associates LP Partnership Agreement or of the liquidation of the LP Interest pursuant to Section 12 of the Associates LP Partnership Agreement have been deposited into the Operating Account, to notify the Counterparty, pursuant to the Interest Rate Swap Fee Letter, of the Borrower's election to reduce the notional principal amount outstanding under the Interest Rate Swap Agreement by an amount equal to the principal amount required to be prepaid pursuant to Section 2.03 hereof.

                    (v) The Lenders hereby authorize and direct the Security Agent to deliver to the managing general partner of Associates LP on any date on or prior to the 1999 Default Event, a "Default Notice" (as defined in the Associates LP Partnership Agreement), such "Default Notice" to be effective 100 days prior to December 31, 1999 with respect to the Default Event (as defined in the Associates LP Partnership Agreement) described in
          Section 14.1(e) of the Associates LP Partnership Agreement, provided that the Security Agent shall not rescind such Default
          --------
          Notice without the consent of all of the Lenders. The Lenders hereby authorize and direct the Security Agent to rescind the Default Notice previously delivered by the Security Agent in accordance with Section 7.02(b)(v) of the Original Credit Agreement.

                    (c)  Other Agents.  The Lead Managing Agents and the
                         ------------
          Arrangers, as such, shall have no duties or obligations whatsoever with respect to this Agreement, the Notes, the Security Agreement or any other document or any matter related thereto.

                    SECTION 7.03.  Lead Managing Agents and Affiliates.
                                   -----------------------------------
          With respect to their respective Commitments, the Advances made by them and the Notes issued to them, each of the Lead Managing Agents shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it or its Affiliate were not the Administrative Agent, a Lead Managing Agent or an Arranger, as the case may be; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of the Lead Managing Agents in its individual capacity. Each of the Lead Managing Agents, and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with the Borrower, any of its affiliates and any Person who may do business with or own interests in any of them, all as if such Lead Managing Agent or any of its respective Affiliates were not the Administrative Agent, a Lead Managing Agent or an Arranger, as the case may be, and without any duty to account therefor to the Lenders.

                    SECTION 7.04.  Lender Credit Decision.  Each Lender
                                   ----------------------
          acknowledges that it has, independently and without reliance upon the Administrative Agent, the Lead Managing Agents, any Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Managing Agents, any Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                    SECTION 7.05.  Indemnification.  The Lenders agree to
                                   ---------------
          indemnify each Agent (to the extent not promptly reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender shall be
                              --------  -------
          liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under the Loan Documents, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower.

                    SECTION 7.06.  Successor Administrative Agent.  The
                                   ------------------------------
          Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. Such resignation shall become effective upon the acceptance of the appointment by the successor Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted the appointment as Administrative Agent, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor as Administrative Agent. Any successor Administrative Agent hereunder shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and have a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, notice of the appointment and acceptance of such successor Administrative Agent shall be given by the Required Lenders to the Borrower, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                      ARTICLE 8

                                    MISCELLANEOUS

                    SECTION 8.01.  Amendments, Etc.  No amendment,
                                   ---------------
          supplement, modification or waiver of any provision of this Agreement or the Notes or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, and then such amendment, supplement, modification or waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment,
                                   --------  -------
          supplement, modification or waiver shall, unless in writing and signed by the Administrative Agent and each Lender affected thereby directly: (a) reduce the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement; (b) amend this
          Section 8.01; (c) extend the scheduled time of payment of any interest owing to such Lenders; (d) increase the aggregate amount of the Commitments of such Lenders; (e) reduce the stated rate of interest borne by the Advances owing to such Lender (other than as a result of waiving the applicability of any post-default increase in interest rates) or forgive all or any part of the principal amount thereof owing to such Lender; (f) extend the final scheduled maturity of any Advance owing to such
          Lender; (g) amend, modify or waive any of the provisions of
          Section 5.02(e) or consent to any departure therefrom; or
          (h) amend Section 7.02(b)(v); provided further that no amendment,
                                        -------- -------
          waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

                    SECTION 8.02.  Notices, Etc.  All notices and other
                                   ------------
          communications provided for hereunder shall be in writing (including facsimile, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered as follows:

                    If to the Borrower:

                         T.M. Investors Limited Partnership
                         c/o Wilmington Trust Company
                         Corporate Trust Administration
                         Rodney Square North
                         1100 North Market Street
                         Wilmington, Delaware  19890

                         Attention:  Ann Roberts

                         with a copy to:

                         Allstate Life Insurance Company
                         Allstate Plaza West
                         Northbrook, Illinois  60062

                         Attention:  Investment Department --
                                     Private Placement Division J2A

                         BDS Five, Inc.
                         One Little Falls Center, Suite 202
                         2711 Centerville Road
                         Wilmington, Delaware  19808

                         Attention:  Phyllis Yeatman

                         David Elliman
                         18 East 74th Street
                         New York, New York  10021


                    If to the Administrative Agent:

                         Citibank, N.A.
                         399 Park Avenue
                         New York, New York  10043

                         Attention:  Michel Pendill

                    If to any Lender:

                         At the address of its Lending Office specified opposite its name on Schedule I hereto
                                              ----------

          or, as to the Borrower, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent; provided, however, any party shown
                                    --------  -------
          above to receive copies of such notices and communications to the Borrower may, by written notice to the Administrative Agent, waive any right to receive such copies from the Administrative Agent or any Lender. Except as otherwise specified in this Agreement, all such notices and communications shall, when sent by registered or certified mail, telecopied, telegraphed, telexed, cabled or sent by overnight courier, be effective when received in the case of mail, or when transmitted by telecopier (followed by delivery of the original of such notice or communication), delivered to the telegraph company, confirmed by telex answerback, delivered to the cable company or delivered to the courier company, respectively, except that notices and communications to the Administrative Agent pursuant to Article 2 or 7 shall not be effective until received by the Administrative Agent.

                    SECTION 8.03.  No Waiver; Remedies.  No failure on the
                                   -------------------
          part of any Lender, any Arranger or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                    SECTION 8.04.  Costs and Expenses; Indemnification.
                                   -----------------------------------
          (a) The Borrower agrees to pay on demand all reasonable and documented costs and out-of-pocket expenses of each Agent in connection with the administration (other than ordinary costs and expenses), amendment, supplement, modification or waiver of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities as Administrative Agent and as Security Agent under and in connection with the Loan Documents. The Borrower further agrees to pay on demand all reasonable and documented costs and out-of-pocket expenses, if any (including, without limitation, reasonable and documented counsel fees and out-of-pocket expenses), of the Administrative Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents including, without limitation, reasonable and documented counsel fees and out-of-pocket expenses in connection with the enforcement of rights under this Section 8.04.

                    (b)  The Borrower covenants and agrees,
          unconditionally, absolutely and irrevocably, to indemnify and hold harmless each Agent and each Lender and each of their respective affiliates, directors, officers, employees, agents and advisors (each an "Indemnified Party"), upon demand by any such
                             -----------------
          Indemnified Party, from and against any and all claims, damages, losses, liabilities, penalties and reasonable and documented expenses (including, without limitation, reasonable and documented fees and disbursements of counsel) that may be incurred by or awarded against any such Indemnified Party, in each case arising out of or in connection with or by reason of (or in connection with the preparation for a defense of) any investigation, litigation or proceeding, whether or not such Indemnified Party is a party thereto, arising out of, related to, or in connection with such Person having been an Agent or a Lender or rendering or having rendered any services to or on behalf of the Borrower and the transactions contemplated hereby and under the other Loan Documents; provided, however, that no
                                              --------  -------
          such indemnification shall be required hereunder for any such claims, damages, losses, liabilities, penalties and expenses resulting from the gross negligence or willful misconduct of any such Indemnified Party.

                    (c) The indemnities set forth in this Section 8.04 shall be in addition to any other obligations or liabilities of the Borrower hereunder or at common law or otherwise. Without prejudice to the survival of any other obligation of the Borrower under this Agreement, the indemnities and obligations contained in this Section 8.04 shall survive the payment in full of the principal of and interest on the Notes or any other termination of this Agreement.

                    (d) If any payment of principal of any Advance bearing interest calculated by reference to the Eurodollar Rate is made other than on the last day of an Interest Period relating to such Advance, as a result of a prepayment or conversion pursuant to
          Section 2.03 or 2.07, respectively, or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount and shall also be sent upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Advance.

                    SECTION 8.05.  Binding Effect.  This Agreement shall
                                   --------------
          become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                    SECTION 8.06.  Assignments and Participations.  (a)
                                   ------------------------------
          Each Lender may with the prior consent of the Administrative Agent and the Borrower (such consents not be unreasonably withheld or delayed), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, the Advance owing to it and the Note held by it); provided, however, that such
                                          --------  -------
          assignment or any activity intended to give rise to an assignment shall not be initiated prior to the receipt by the Lenders of notice from the Arrangers that the syndication of this Agreement has been completed; provided, further, however, that (i) except
                              --------  -------  -------
          in the case of an assignment to a Person that immediately prior to such assignment was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Advance of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (ii) each such assignment shall be to a Lender, an Eligible Assignee or to an Affiliate of the assignor and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment, and a processing and recordation fee of $3,000 for each assignment completed after the notice referred to in the first proviso of this Section 8.06 has been received. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                    (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no
          representation or warranty   and assumes no responsibility with
          respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is a Lender, an Eligible Assignee or an Affiliate of an assignor and that the conditions of this Section 8.06 have been satisfied; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required
          to be performed by it as a Lender; and (viii)   such assignee
          consents to be bound by the terms of that certain Note Exchange Agreement dated as of the date hereof among the Borrower, Borden, the Lenders, the Administrative Agent and Citibank, as administrative agent under the Borden Credit Agreement.

                    (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Advance owing to each Lender from time to time (the "Register"). The entries in the Register shall be
                     --------
          conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                    (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee and that the conditions of this
          Section 8.06 have been satisfied, together with the Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such assignee in a principal amount equal to the principal portion of the Advance assigned to it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a portion of its Advance hereunder, a new Note to the order of the assigning Lender in a principal amount equal to the principal portion of its Advance retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                    (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advance owing to it and the Note held by it); provided, however, that (i) such Lender's
                            --------  -------
          obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes under this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation and no sub-participant of such participant shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would directly: reduce the stated rate of interest borne by the Advances owing to such participant (other than as a result of waiving the applicability of any post-default increase in interest rates), forgiving all or any part of the principal amount thereof or reduce the stated rate for or extend the final maturity of any Advance owing to such participant, in each case to the extent subject to such participation.

                    (f)  Any attempted assignment or grant of a
          participation or subparticipation prior to the time expressly permitted in paragraphs (a) and (e) of this Section 8.06, or otherwise in violation of this Section 8.06, shall be void. No participant shall be entitled to receive any greater benefit pursuant to Sections 2.06 and 2.09 than the Lender would have been entitled to receive with respect to the rights transferred.


                    (g) Notwithstanding anything to the contrary set forth in this Section 8.06, the Borrower shall in no event be required to provide its consent to any proposed assignment or grant of a participation interest in any Advance or portion thereof if, after giving effect to such assignment or participation, the total number of Lenders and participants holding interests in the Advances would be greater than 75 Persons.

                    (h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.06, disclose to the assignee or participant or proposed assignee or participant approved by the Borrower, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to
                                        --------  -------
          any such disclosure, the assignee or participant or proposed assignee or participant shall have executed a confidentiality agreement substantially in the form attached hereto as Exhibit E and returned the same to such Lender and the Borrower.

                    (i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank.

                    SECTION 8.07.  Manager.  Pursuant to the Manager's
                                   -------
          Engagement Letter, the Borrower has delegated and assigned to Manager certain duties and responsibilities of the Borrower pursuant to this Agreement and the other Loan Documents. The Borrower acknowledges and agrees that the Lenders, the Administrative Agent and the Security Agent shall be entitled to rely on the written directions, instructions, consents, approvals, and other actions taken by the Manager on behalf or for the account of the Borrower pursuant to the terms of this Agreement and the other Loan Documents.

                    SECTION 8.08.  Non-Recourse Liability.  (a)  No
                                   ----------------------
          recourse under any obligation, covenant or agreement of the Borrower contained in this Agreement or the other Loan Documents shall be had against any partner of the Borrower or the Manager, or any beneficiary, stockholder, trustee, employee, officer or director of any partner of the Borrower or the Manager, or of any of their respective affiliates (except for the Borrower itself), by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that no personal liability whatever shall attach to or be incurred by any partner of the Borrower or by the Manager, or any beneficiary, stockholder, trustee, employee, officer or director of any partner of the Borrower or the Manager, or any of their respective affiliates (except for the Borrower itself), or any of them, under or by reason of any of the obligations, covenants or agreements of the Borrower contained in this Agreement or the other Loan Documents, or implied therefrom; and it being further expressly agreed and understood that any and all personal liability of any partner of the Borrower or the Manager, as such, and of every such beneficiary, stockholder, trustee, employee, officer, or director of any partner of the Borrower or the Manager, or any of their respective affiliates (except for the Borrower itself), for breaches by the Borrower of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, is hereby expressly waived by the Administrative Agent and each Lender as a condition of and consideration for the execution of this Agreement.

                    (b) Each Agent and each Lender hereby irrevocably agrees that, in furtherance of the provisions of the preceding paragraph (a) of this Section 8.08, (i) it shall not institute against, or join any other Person in instituting against, any partner of the Borrower, as such, or any beneficiary, stockholder, trustee, employee, officer or director of any partner of the Borrower, as such, or any of their respective affiliates (except for the Borrower itself), any bankruptcy, reorganization, insolvency or liquidation proceeding, or other proceeding under federal or state bankruptcy or similar law, in connection with any claim relating to the transactions contemplated hereby, (ii) in the event of any reorganization under the Bankruptcy Reform Act of 1978, as amended, of any partner of the Borrower, or the Borrower, it will make the election under Section 1111(b)(2) of such Act and (iii) if for any reason, whether or not related to the Bankruptcy Reform Act of 1978, as amended, it shall recover from the Borrower or any partner of the Borrower, any assets or amounts other than the assets constituting the Pledged Collateral, it promptly shall return such asset or amount recovered to such entity. Nothing contained in this subsection 8.08(b) shall prevent any Lender from enforcing as a full recourse obligation (and retaining the proceeds thereof) any obligation under this Agreement or any other Loan Document that is expressed as being an obligation of any entity other than the Borrower.

                    SECTION 8.09.  Execution in Counterparts.  This
                                   -------------------------
          Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                    SECTION 8.10.  Confidentiality.  Each Lender has
                                   ---------------
          heretofore executed a confidentiality agreement in the form of Exhibit E and returned a copy thereof to the Borrower. Each Lender shall hold all non-public information obtained pursuant to this Agreement in accordance with the terms of such confidentiality agreement and in accordance with safe and sound banking practices and, subject to Section 8.06, may make disclosure reasonably requested by any bona fide transferee in connection with the contemplated transfer of any Advances or participation therein or as required or requested by any governmental authority or pursuant to legal process; provided
                                                               --------
          that each such transferee shall have previously signed and returned to such Lender a confidentiality agreement in the form of Exhibit E, and such Lender agrees to send to the Borrower promptly a copy of each such confidentiality agreement executed by such transferee.

                    SECTION 8.11.  Submission to Jurisdiction; Venue.  (a)
                                   ---------------------------------
          Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York located in the county of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably appoints The Prentice-Hall Corporation System, Inc. with offices on the date hereof at One Gulf & Western Plaza, New York, New York 10023-7773 (or any successor appointed by the General Partner) as its designee, appointee and agent to receive, accept and acknowledge, for and on its behalf, and in respect of its property, service of process out of any of the aforementioned courts in any such action or proceeding. A copy of process so served shall be mailed to the Borrower by registered or certified mail, postage prepaid, to it at its address for notices pursuant to Section 8.02, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process.
          In addition to the foregoing, the Borrower hereby consents to the service of process upon it by registered or certified mail, postage prepaid, to such address. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                    (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                    SECTION 8.12.   Lenders' Consent.   Each Lender hereby
                                    ----------------
          consents and agrees to the execution and delivery of, and performance by, the Borrower of each December Amendment to which it is a party, that certain consent to the December Amendments dated as of the date hereof and that certain Consent and Agreement dated as of the date hereof in respect of the "Pledge Agreement" (as defined in the Borden Credit Agreement).

                    SECTION 8.13.  Governing Law.  This Agreement and the
                                   -------------
          Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                    SECTION 8.14.  Waiver of Jury Trial.  Each of the
                                   --------------------
          Borrower, the Agents and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on a contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the action of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           T.M. INVESTORS LIMITED PARTNERSHIP

                                           By:
                                           Pawling Partners, Inc., as General
                                           Partner


                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:


                                           CITIBANK, N.A., as Administrative
                                           Agent


                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:


                                           ARRANGERS


                                           BT SECURITIES CORPORATION, as
                                           Arranger


                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:


                                           CHEMICAL SECURITIES INC., as
                                           Arranger


                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:

                                           CITICORP SECURITIES, INC., as
                                           Arranger


                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:


                                           CREDIT SUISSE, as Arranger


                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:


                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:



                                           LENDERS


                                           BANKERS TRUST COMPANY



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:



                                           CHEMICAL BANK



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:

                                           CITIBANK, N.A.



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:



                                           CREDIT SUISSE



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:


                                           ABN AMRO BANK N.V.,
                                              NEW YORK BRANCH


                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:


                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:


                                           CIBC INC.


                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:

                                           CREDIT LYONNAIS NEW YORK BRANCH



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:



                                           CREDIT LYONNAIS
                                              CAYMAN ISLAND BRANCH



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:


                                           NATIONSBANK OF NORTH CAROLINA, N.A.



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:



                                           NATIONAL WESTMINSTER BANK PLC
                                              NEW YORK BRANCH



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:

                                           NATIONAL WESTMINSTER BANK PLC
                                              NASSAU BRANCH



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:


                                           THE BANK OF NEW YORK



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:



                                           THE BANK OF NOVA SCOTIA



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:

                                           THE BANK OF TOKYO TRUST COMPANY



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:


                                           THE CHASE MANHATTAN BANK, N.A.



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:

                                           THE FIRST NATIONAL BANK OF CHICAGO



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:


                                           THE FUJI BANK, LIMITED



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:


                                           UNION BANK OF SWITZERLAND,
                                              NEW YORK BRANCH



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:



                                           WACHOVIA BANK OF GEORGIA, N.A.



                                           By:  /s/
                                              --------------------------------
                                              Name:
                                              Title:

                                                   SCHEDULE I

                                   APPLICABLE LENDING OFFICES AND COMMITMENTS


                                                                              Original Credit
                                                                              Agreement Allocated
                    Name of Lender              Lending Office                     Commitment
                    --------------              --------------                     ----------

                    Bankers Trust Company       130 Liberty Street            $0
                                                New York, New York 10006

                    Chemical Bank               270 Park Avenue               $0
                                                New York, New York 10017

                    Citibank, N.A.              399 Park Avenue               $48,000,000.00
                                                New York, New York  10043

                    Credit Suisse               12 East 49th Street           $48,000,000.00
                                                New York, New York  10017

                    ABN AMRO Bank, N.V.,        500 Park Avenue               $32,000,000.00
                    New York Branch             New York, NY 10022

                    The Bank of New York        One Wall Street, 8th Floor    $32,000,000.00
                                                New York, NY 10286
                                                New York Corporate Division

                    The Bank of Nova Scotia     One Liberty Plaza             $32,000,000.00
                                                New York, NY 10006

                                                                              Original Credit
                                                                              Agreement Allocated
                    Name of Lender              Lending Office                     Commitment
                    --------------              --------------                     ----------

                    The Bank of Tokyo           100 Broadway                  $32,000,000.00
                    Trust Company               New York, NY 10005

                    The Chase Manhattan         One Chase Manhattan Plaza     $32,000,000.00
                    Bank, N.A.                  New York, NY 10081

                    CIBC Inc.                   Two Places West               $32,000,000.00
                                                2727 Paces Ferry Road,
                                                Suite 1200
                                                Atlanta, GA 30339

                    Credit Lyonnais New         1301 Avenue of the Americas   $0
                    York Branch                 New York, New York 10019

                    Credit Lyonnais Cayman      1301 Avenue of the Americas   $0
                         Island Branch          New York, New York 10019

                    The First National Bank     One First National Plaza      $32,000,000.00
                    of Chicago                  Chicago, IL 60670

                    The Fuji Bank, Limited      Two World Trade Center,       $32,000,000.00
                                                79th Floor
                                                New York, NY 10048

                    NationsBank of North        1 NationsBank Plaza           $32,000,000.00
                    Carolina, N.A.              NC 1002-06-19
                                                Charlotte, NC 28255

                                                                              Original Credit
                                                                              Agreement Allocated
                    Name of Lender              Lending Office                     Commitment
                    --------------              --------------                     ----------

                    National Westminster        175 Water Street, 21st Floor  $32,000,000.00
                    Bank PLC,                   New York, NY 10038
                    New York Branch

                    National Westminster        175 Water Street, 21st Floor  $32,000,000.00
                    Bank PLC                    New York, NY 10038
                    Nassau Branch

                    Union Bank of Switzerland   299 Park Avenue               $32,000,000.00
                                                New York, NY 10171

                    Wachovia Bank of            191 Peachtree Street          $32,000,000.00
                    Georgia, N.A.               Atlanta, GA 30303

                                                              Schedule 2.01
                                                            Assigned Advances



          A.     Name of                                    Advances under                Amount of Assigned    Advances after
                 Assigning Lender                           Original Credit Agreement     Advances              Assignment Date
                 ----------------                           -------------------------     ------------------    ---------------

                    Citibank, N.A.                             $48,000,000.00                   $0            $51,469,879.5125
                    Credit Suisse                              $48,000,000.00                   $0            $51,469,879.5125
                    The Bank of Nova Scotia                    $32,000,000.00             $3,084,317.35       $28,915,682.65
                    The Chase Manhattan, N.A.                  $32,000,000.00             $3,084,317.35       $28,915,682.65
                    NationsBank of
                         North Carolina, N.A.                  $32,000,000.00             $3,084,317.35       $28,915,682.65
                    National Westminster Bank, PLC             $32,000,000.00             $3,084,317.35       $28,915,682.65
                         New York Branch
                         Nassau Branch
                    ABN AMRO Bank, N.V.
                         New York Branch                       $32,000,000.00            $10,409,638.55       $21,590,361.45
                    The Bank of New York                       $32,000,000.00            $10,409,638.55       $21,590,361.45
                    The Bank of Tokyo Trust Company            $32,000,000.00            $10,409,638.55       $21,590,361.45
                    CIBC Inc.                                  $32,000,000.00            $10,409,638.55       $21,590,361.45
                    The First National Bank of Chicago         $32,000,000.00            $10,409,638.55       $21,590,361.45
                    The Fuji Bank, Limited                     $32,000,000.00            $10,409,638.55       $21,590,361.45
                    Union Bank of Switzerland                  $32,000,000.00            $32,000,000.00                $0
                    Wachovia Bank of Georgia, N.A.             $32,000,000.00            $32,000,000.00                $0



           B.    Name of Purchasing Lender         Assigned Advances Purchased            Advances after Assignment Date
                 -------------------------         ---------------------------            ------------------------------

                  Bankers Trust Company                          $51,469,879.5125                $51,469,879.5125
                  Chemical Bank                                  $51,469,879.5125                $51,469,879.5125
                  Citibank, N.A.                                  $3,469,879.5125                $51,469,879.5125
                  Credit Lyonnais                                $28,915,662.6500                $28,915,662.6500

                                                                    5

                       New York Branch
                       Cayman Islands Branch
                  Credit Suisse                                   $3,469,879.5125                $51,469,879.5125

                                      EXHIBIT A

                               FORM OF PROMISSORY NOTE


     $______________                                     Dated:  ________, 199_


               FOR VALUE RECEIVED, the undersigned, T.M. INVESTORS LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Delaware, (the "Borrower"), HEREBY PROMISES TO PAY to the order of
                        --------
     _________________
     ________________________________________________________________________
     (the "Lender") for the account of its applicable Lending Office (as
           ------
     defined in the Credit Agreement referred to below) the principal amount of the Advance (as defined in the Credit Agreement) owing to the Lender by the Borrower pursuant to the Credit Agreement (as defined below), payable in accordance with the terms of the Credit Agreement.

               The Borrower promises to pay interest on the unpaid principal amount of the Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

               Both principal and interest are payable in lawful money of the United States of America at the office of the Administrative Agent at 399 Park Avenue, New York, New York 10043, for the account of the Lender's Lending Office (as defined in the Credit Agreement) in same day funds. The Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided that any
                                                             --------
     such failure to endorse on the grid attached hereto shall not affect the obligations of the Borrower hereunder.

               This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement dated as of December 15, 1994 ( as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the
                                                ----------------
     Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Administrative Agent (as defined in the Credit Agreement), for the Lender and such other lenders, and BT Securities Corporation, Chemical Securities Inc., Citicorp Securities, Inc. and Credit Suisse, as Arrangers. The Credit Agreement, among other things,
     (i) provides for the making of a single Advance by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

               This Promissory Note is secured by and entitled to the benefits of the Amended and Restated Pledge, Assignment and Security Agreement dated as of August 16, 1994, as amended, modified or otherwise supplemented from time to time.

     No recourse under any obligation, covenenant or agreement of the Borrower contained in this Promissory Note shall be had against any partner of the Borrower or the Manager (as defined in the Credit Agreement), or any beneficiary, stockholder, trustee, employee, officer or director of any partner of the Borrower or the Manager, or of any of their respective affiliates (except for the Borrower itself), by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that no personal liability whatever shall attach to or be incurred by any partner of the Borrower or by the Manager, or any beneficiary, stockholder, trustee, employee, officer or director of any partner of the Borrower or the Manager, or any of their respective affiliates (except for the Borrower itself), or any of them, under or by reason of any of the obligations, covenants or agreements of the Borrower contained in this Promissory Note, or implied therefrom; and it being further expressly agreed and understood that any and all personal liability of any partner of the Borrower or the Manager, as such, and of every such beneficiary, stockholder, trustee, employee, officer, or director of any partner of the Borrower or the Manager, or any of their respective affiliates (except for the Borrower itself), for breaches by the Borrower of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, is hereby expressly waived by the Administrative Agent and each Lender as a condition of and consideration for the execution of this Promissory Note.

               The holder of this Promissory Note hereby irrevocably agrees that, in furtherance of the provisions of the preceding paragraph, (i) it shall not institute against, or join any other Person in instituting against, any partner of the Borrower, as such, or any beneficiary, stockholder, trustee, employee, officer or director of any partner of the Borrower, as such, or any of their respective affiliates (except for the Borrower itself), any bankruptcy, reorganization, insolvency or liquidation proceeding, or other proceeding under federal or state bankruptcy or similar law, in connection with any claim relating to the transactions contemplated hereby, (ii) in the event of any reorganization under the Bankruptcy Reform Act of 1978, as amended, of any partner of the Borrower, or the Borrower, it will make the election under Section 1111(b)(2) of such Act, and (iii) if for any reason, whether or not related to the Bankruptcy Reform Act of 1978, as amended, it shall recover from the Borrower or any partner of the Borrower, any assets or amounts other than the assets constituting the Pledged Collateral (as defined in the Credit Agreement), it promptly shall return such asset or amount recovered to such entity.

                                           T.M. INVESTORS LIMITED PARTNERSHIP

                                           By:
                                           Pawling Partners, Inc., as General
                                           Partner


                                           By:
                                              --------------------------------
                                              Name:
                                              Title:

                                PAYMENTS OF PRINCIPAL



                       Amount of Principal     Unpaid Principal     Notation
              Date       Paid or Prepaid           Balance          Made By

                                      EXHIBIT B


                             FORM OF NOTICE OF BORROWING


          To the Lenders and Arrangers
              party to the Credit Agreement referred to below
              and Citibank, N.A., as Administrative
              Agent for such Lenders
          Citibank, N.A.
          399 Park Avenue
          New York, New York  10043
          Attention:  Michael Pendill
                                                                     [Date]


          Ladies and Gentlemen:

                    The undersigned, T.M. Investors Limited Partnership, refers to the Second Amended and Restated Credit Agreement, dated as of December 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms
                                           ----------------
          defined therein and not otherwise defined herein being used herein as therein defined), among the undersigned, the Lenders parties thereto, Citibank, N.A., as Administrative Agent for such Lenders and BT Securities Corporation, Chemical Securities Inc., Citicorp Securities, Inc. and Credit Suisse, as Arrangers, and hereby gives you notice pursuant to Section 2.02(a) of the Credit Agreement that the undersigned hereby requests the following Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the
           ------------------
          Credit Agreement:

                    The Business Day of the Proposed Borrowing is
                         , 19  .
               ----------    --

                    The aggregate amount of the Proposed Borrowing is
               $          .
                ----------

                    The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                    (A) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                    (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.



                                           Very truly yours,

                                           T.M. INVESTORS LIMITED PARTNERSHIP

                                           By:
                                           Pawling Partners, Inc., as General
                                           Partner



                                           By:
                                              --------------------------------
                                              Name:
                                              Title:

                                      EXHIBIT C

                          FORM OF ASSIGNMENT AND ACCEPTANCE



                    Reference is made to the Second Amended and Restated Credit Agreement dated as of December 15, 1994 ( as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                     ------
          Agreement") among T.M. Investors Limited Partnership, a limited
          ---------
          partnership organized under the laws of the State of Delaware (the "Borrower"), the Lenders parties thereto, Citibank, N.A., as
                --------
          Administrative Agent for such Lenders, and BT Securities Corporation, Chemical Securities Inc., Citicorp Securities, Inc. and Credit Suisse, as Arrangers. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                    The "Assignor" and the "Assignee" referred to on
          Schedule 1 agree as follows:

                    1. The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the amount of the Advances owing to the Assignee will be as set forth on Schedule 1.

                    2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Administrative Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Advances assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Advances assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Advances retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1.

                    3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee, a Lender or an Affiliate of the Assignor and that the conditions set forth in
          Section 8.06 of the Credit Agreement have been satisfied; (iv) appoints and authorizes the Administrative Agent to take such action as Administrative Agent and Security Agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) agrees to be bound by, and perform in accordance with, the terms of that certain Note Exchange Agreement among the Borrower, Borden, the Lenders, the Administrative Agent and Citibank, as administrative agent under the Borden Credit Agreement as if it were a party thereto, [and (vii) if the Assignee is organized under the laws of a jurisdiction outside the United States, such Assignee agrees that it will attach any United States Internal Revenue Service forms required under Section 2.09 of the Credit Agreement].

                    4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective
                                                                  ---------
          Date") shall be the date of Acceptance hereof by the
          ----
          Administrative Agent, unless otherwise specified on Schedule 1.

                    5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than its rights to indemnity under the Credit Agreement including, without limitation, as provided in Section 2.10 and Section 8.04) and be released from its obligations under the Credit Agreement [(and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Credit Agreement, such Lender shall cease to be a party to the Credit Agreement)].

                    6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Note in respect of the interest assigned hereby (including, without limitation, all payments of principal and interest with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Note for periods prior to the Effective Date directly between themselves.

                    7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                    8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this

          Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                    IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                      SCHEDULE 1
                                          to
                              ASSIGNMENT AND ACCEPTANCE

              Percentage interest assigned:                         %
                                                          ----------

              Assignee's Commitment:                     $
                                                          ----------

              Aggregate outstanding principal amount
                of Advances assigned:                    $
                                                          ----------

              Principal amount of Note payable
                to Assignee:                             $
                                                          ----------

              Principal amount of Note payable
                to Assignor:                             $          ]
                                                          ----------

              Effective Date (if other than date
                of acceptance by Administrative Agent):  1          , 19
                                                          ----------    --


                                           [NAME OF ASSIGNOR], as Assignor

                                           By:
                                              -----------------------------
                                              Title:

                                           Dated:
                                                  --------------------------
                 , 19
          -------    ---


                                           [NAME OF ASSIGNEE], as Assignee

                                           By:
                                              -----------------------------
                                              Title:

                                           Lending Office:

          Accepted this      day
                        ----
          of                     , 19
             --------------------    ---

          CITIBANK, N.A., as Administrative Agent

          By:
             -----------------------------------------
             Title:







          --------------------

          1 This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                                              EXHIBIT D









            AMENDED AND RESTATED PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT


                             Dated as of August 16, 1994


                                       Between


                          T.M. INVESTORS LIMITED PARTNERSHIP

                                      as Pledgor
                                      ----------


                                         and


                                    CITIBANK, N.A.

                                  as Security Agent
                                  -----------------

            AMENDED AND RESTATED PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT
            --------------------------------------------------------------

                                  TABLE OF CONTENTS


        SECTION 1.  Pledge and Assignment . . . . . . . . . . . . . . . .    2

        SECTION 2.  Security for Obligations  . . . . . . . . . . . . . .    3

        SECTION 3.  Delivery of Pledged Collateral  . . . . . . . . . . .    4

        SECTION 4.  Pledgor Remains Liable  . . . . . . . . . . . . . . .    4

        SECTION 5.  Maintaining the Operating Account . . . . . . . . . .    4

        SECTION 6.  Deposit of Funds into the Operating Account . . . . .    5

        SECTION 7.  Investing of Amounts in the Operating Account . . . .    5

        SECTION 8.  Transfers from the Operating Account  . . . . . . . .    6

        SECTION 9.  Representations and Warranties  . . . . . . . . . . .   10

        SECTION 10.  Further Assurances . . . . . . . . . . . . . . . . .   11

        SECTION 11.  Transfers and Other Liens  . . . . . . . . . . . . .   12

        SECTION 12.  Concerning the Assigned Agreements . . . . . . . . .   13

        SECTION 13.  Security Agent Appointed Attorney-in-Fact  . . . . .   14

        SECTION 14.  Security Agent May Perform . . . . . . . . . . . . .   14

        SECTION 15.  Reasonable Care  . . . . . . . . . . . . . . . . . .   14

        SECTION 16.  Rights, Remedies and Obligations . . . . . . . . . .   15

        SECTION 17.  Remedies upon Default  . . . . . . . . . . . . . . .   16

        SECTION 18.  Indemnity and Expenses . . . . . . . . . . . . . . .   18

        SECTION 19.  Amendments, Etc. . . . . . . . . . . . . . . . . . .   19

        SECTION 20.  Addresses for Notices  . . . . . . . . . . . . . . .   19

        SECTION 21.  Continuing Assignment and Security Interest;
                     Transfer of Advances . . . . . . . . . . . . . . . .   20

        SECTION 22.  Governing Law; Terms . . . . . . . . . . . . . . . .   21

        SECTION 23.  Non-Recourse Liability . . . . . . . . . . . . . . .   21

        SECTION 24.  Execution in Counterparts  . . . . . . . . . . . . .   22

        SECTION 25.  Headings . . . . . . . . . . . . . . . . . . . . . .   22

            AMENDED AND RESTATED PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT
            --------------------------------------------------------------


                   AMENDED AND RESTATED PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT (this "Agreement"), dated as of August 16, 1994, made by
                         ---------
        T.M. INVESTORS LIMITED PARTNERSHIP, a limited partnership organized under the laws of Delaware (the "Pledgor"), to CITIBANK, N.A., a
                                         -------
        national banking association, as security agent (together with any successor appointed pursuant to the Credit Agreement (as hereinafter defined), the "Security Agent") for the lenders (the "Lenders") party
                       --------------                         -------
        to the Credit Agreement and for Citibank, N.A. as Administrative Agent (as defined in the Credit Agreement) for the Lenders.

                                PRELIMINARY STATEMENTS

                   (1) The Pledgor is entering into an Amended and Restated Credit Agreement, dated as of even date herewith (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement"; terms defined therein and not otherwise
                   ----------------
        defined herein being used herein as therein defined) with the Lenders party thereto, Citicorp Securities, Inc. and Credit Suisse, as Arrangers, and Citibank, N.A., as Administrative Agent for the Lenders. It is a condition precedent to the extension of credit by the Lenders under the Credit Agreement that the Pledgor shall make the pledge contemplated by this Agreement.

                   (2) The Pledgor owns and holds a limited partnership interest (the "LP Interest") in T.M.I. Associates, L.P. ("Associates
                       -----------                                ----------
        LP").
        --

                   (3) The Pledgor has entered into an Interest Rate Swap Agreement, dated as of December 23, 1991, and amended as of even date herewith, with Borden, Inc. ("Borden"), as counterparty (the
                                      ------
        "Counterparty") (said Agreement, as it may hereafter be further
         ------------
        amended or otherwise modified from time to time, being the "Interest
                                                                    --------
        Rate Swap Agreement").
        -------------------

                   (4) The Pledgor is the beneficiary of the Borden #2 Agreement, dated as of December 23, 1991, and amended as of even date herewith, made by Borden (said Agreement, as it may hereinafter be further amended or otherwise modified from time to time, being the "Borden #2 Agreement").
         -------------------

                   (5) The Pledgor has opened the following accounts (a) with Citibank, N.A., at its offices at 120 Wall Street, New York, New York 10043: Account No. 102020 (such account, and any subaccounts thereunder from time to time, being the "Operating Account"), such
                                                  -----------------
        Operating Account being in the name of the Pledgor but under the sole control and dominion of, and exclusive right of withdrawal by, the Security Agent and subject to the terms of this Agreement, and (b) with Wilmington Trust Company, Wilmington, Delaware: Account No. 2524-6506 (such account, and any subaccounts thereunder from time to time, being the "Manager Account"), such Manager Account being in the
                         ---------------
        name of the Pledgor with the Manager sharing control and dominion as attorney-in-fact of the Pledgor.

                   NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to extend credit under the Credit Agreement, the Pledgor hereby agrees with the Security Agent for its benefit and the benefit of the Administrative Agent and the Lenders as follows:

                         SECTION 1.  Pledge and Assignment.
                                     ---------------------

                   The Pledgor hereby pledges, transfers and assigns to the Security Agent for its benefit and the benefit of the Lenders and the Administrative Agent, and grants to the Security Agent for its benefit and the benefit of the Lenders and the Administrative Agent a security interest in, all right, title and interest of the Pledgor (whether now owned or hereafter acquired) in, to and under the following (the "Pledged Collateral"):
         ------------------

                   (a) the Associates LP Partnership Agreement, the Borden #2 Agreement, the Transfer Agreement and the Interest Rate Swap Agreement (collectively, the "Assigned Agreements") including,
                                            -------------------
              without limitation, (i) all rights of the Pledgor to receive monies and other assets due and to become due to the Pledgor under or pursuant to each Assigned Agreement, (ii) all claims of the Pledgor for damages arising out of or for breach of or default under any Assigned Agreement, (iii) all rights of the Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any Assigned Agreement and
              (iv) all rights of the Pledgor to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

                   (b) the LP Interest and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the LP Interest including, without limitation, the proceeds of the sale of the LP Interest to one or more of the general partners of Associates LP;

                   (c) the Operating Account and all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such Operating Account;

                   (d) all Permitted Investments (as such term is defined in Section 7) from time to time in the Operating Account and all certificates and instruments, if any, from time to time representing or evidencing the Permitted Investments, and all interest, earnings and proceeds in respect thereof;

                   (e) all notes, certificates of deposit, securities, and other instruments, if any, from time to time hereafter delivered to or otherwise possessed by the Security Agent for or on behalf of the Pledgor in substitution for or in addition to any or all of the then existing Pledged Collateral;

                   (f) all other personal property of the Pledgor (except the Manager Account), whether now owned or existing or hereafter acquired or arising, or in which the Pledgor may have an interest, and wheresoever located, whether or not of a type which may be subject to a security interest under the Uniform Commercial Code; and

                   (g) to the extent not covered by clauses (a) through (f) above, all proceeds of any or all of the foregoing.

        Notwithstanding the foregoing, any and all (x) tax distributions under
        Section 4.1(b) of the Associates LP Partnership Agreement (the "Pledgor Tax Distributions") and (y) indemnification to the extent
         -------------------------
        attributable to any Person other than the Pledgor under Sections 5.5(a) or 5.5(b) of the Associates LP Partnership Agreement and under
        Section 1 of the Borden #2 Agreement in respect thereof (collectively, "the Pledgor Indemnification Payments") are hereby excluded from the
             --------------------------------
        Pledged Collateral and the Pledgor retains the right to Pledgor Tax Distributions in respect of taxes paid or payable by the parties of the Pledgor and to Pledgor Indemnification Payments in respect of certain costs, expenses, losses or damages incurred by the parties of the Pledgor, and the Security Agent agrees to promptly transfer to the Manager Account an amount equal to any and all Pledgor Tax Distributions and Pledgor Indemnification Payments to the extent received by it and certified to it in writing as Pledgor Tax Distributions or Pledgor Indemnification Payments by the Manager.

                   SECTION 2.  Security for Obligations.
                               ------------------------

                   This Agreement secures the payment of all obligations of the Pledgor now or hereafter existing under the Credit Agreement, the Notes, this Agreement and the Escrow Agreement, whether for principal, interest, fees, expenses, indemnities or otherwise (all such obligations of the Pledgor being the "Obligations"). Without limiting
                                              -----------
        the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Pledgor to the Administrative Agent and the Lenders under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar procedure involving the Pledgor.

                   SECTION 3.  Delivery of Pledged Collateral.
                               ------------------------------

                   All instruments and certificates representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Security Agent on behalf of itself, the Administrative Agent and the Lenders pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank and undated, all in form and substance satisfactory to the Security Agent. The Security Agent shall have the right, at any time in its discretion after the occurrence of an Event of Default, to transfer to or to register in the name of the Security Agent or any of its nominees any or all of such Pledged Collateral. Promptly after any such transfer or registration, the Security Agent shall give notice thereof to the Pledgor, but the failure to give such notice shall not affect any of the rights or remedies of the Security Agent hereunder. The Security Agent shall have the right at any time to exchange instruments or certificates representing or evidencing such Pledged Collateral for instruments or certificates of smaller or larger denominations, subject to the terms thereof.

                   SECTION 4.  Pledgor Remains Liable.
                               ----------------------

                   Anything herein to the contrary notwithstanding, (i) the Pledgor shall remain liable under the contracts and agreements included in the Pledged Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Security Agent of any of the rights hereunder shall not release the Pledgor from any of its duties or obligations under the contracts and agreements included in the Pledged Collateral, and (iii) the Security Agent shall not have any obligation or liability under the contracts and agreements included in the Pledged Collateral by reason of this Agreement, nor shall the Security Agent be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                   SECTION 5.  Maintaining the Operating Account.
                               ---------------------------------

                   Until the payment in full of the Obligations:

                   (a) The Pledgor will maintain the Operating Account only with the Security Agent.

                   (b) It shall be a term and condition of the Operating Account, notwithstanding any term or condition to the contrary in any other agreement relating to such Operating Account, and except as otherwise provided in Section 8 hereof concerning transfers and payments or in Section 17 hereof concerning default, that no amount (including interest on Investments held in such Operating Account) shall be paid or released from such Operating Account to or for the account of, or withdrawn by or for the account of, the Pledgor or any other person or entity.

        The Operating Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other competent banking or governmental authority, as may now or hereafter be in effect.

                   SECTION 6.  Deposit of Funds into the Operating Account.
                               -------------------------------------------

                   (a) The Pledgor shall instruct Associates LP that all payments due under or in respect of the LP Interest, and all payments due to the Pledgor under or in respect of the Associates LP Partnership Agreement shall be deposited directly into the Operating Account, except for Pledgor Tax Distributions and Pledgor Indemnification Payments, which shall be deposited directly into the Manager Account or made to whomsoever the Manager determines shall be legally entitled thereto.

                   (b) The Pledgor shall instruct the partners of the Pledgor that all additional cash capital contributions made by any partner of the Pledgor, in respect of Additional Credit Amounts (as defined in the Borrower Partnership Agreement) shall be deposited directly into the Operating Account; provided, however, that
                                             --------  -------
        additional cash contributions made by any partner of the Pledgor in respect of Additional Equity Amounts (as defined in the Borrower Partnership Agreement) or in respect of any fees payable under the Interest Rate Swap Fee Letter, shall be deposited directly into the Manager Account.

                   (c) The Pledgor shall instruct Borden that all amounts payable (i) by Borden under the Borden #2 Agreement and (ii) by Borden, as Counterparty, under the Interest Rate Swap Agreement, shall, in each case, be deposited directly into the Operating Account, except for Pledgor

        Indemnification Payments, which shall be paid directly into the Manager Account or made to whomsoever the Manager determines shall be legally entitled thereto.

        The Security Agent shall immediately notify the Pledgor and the Administrative Agent (if other than the Security Agent) of any such deposit and shall provide to the Pledgor and the Administrative Agent (if other than the Security Agent) monthly reports of holdings and transactions as to the Operating Account.

                   SECTION 7.  Investing of Amounts in the Operating Account.
                               ---------------------------------------------

                   The Security Agent shall, subject to the provisions set forth in Section 8 hereof concerning transfers and payments and in
        Section 17 hereof concerning default, from time to time (a) invest, in accordance with its customary practice, amounts on deposit in the Operating Account in (i) to the extent practicable, United States Treasury Bills having a remaining term of approximately ninety days or
        (ii) a money market deposit account maintained by the Security Agent (collectively referred to as the "Permitted Investments"), and (b) to
                                          ---------------------
        the extent practicable, invest interest and other earnings from the Permitted Investments referred to in clause (a) above, and reinvest the proceeds from any such maturing Permitted Investments, in each case in Permitted Investments, as the Security Agent may select; provided, however, that the Security Agent shall endeavor to invest
        --------  -------
        such amounts in the Permitted Investment which at the time of such investment has the highest return on such investment for a term of approximately 90 days; and provided further the Security Agent may
                                   -------- -------
        liquidate any Investment prior to its maturity if the proceeds of such liquidation are necessary for any payment required to be made by the Security Agent in accordance with the provisions of Section 8 hereof. Interest and proceeds that are not invested or reinvested as provided above shall be deposited and held in the Operating Account. The Security Agent shall not be liable for any losses incurred as the result of any sale or disposition of Permitted Investments, and the Pledgor hereby releases the Security Agent from any liability arising out of, or in connection with, any investment or liquidation made by it hereunder, except where such liability arises from the Security Agent's gross negligence or willful misconduct.

                   SECTION 8.  Transfers from the Operating Account.
                               ------------------------------------

                   (a)  Transfers in Respect of Non-Principal Payments Under
                        ----------------------------------------------------
        the Loan Documents.  (i)  On each Interest Payment Date, the Security
        ------------------
        Agent shall transfer and pay, promptly upon receipt thereof, to the parties specified below the amounts indicated for such parties, solely from, and to the extent of, funds then held in the Operating Account (such funds, less funds then held in respect of payments under Section 8(b) below, being "Applicable Funds"), such transfers and payments to
                           ----------------
        be made free and clear of any pledge or security interest hereunder:

                   (1)  First, to the Security Agent, an amount equal to the
                        -----
              sum of the aggregate amount of fees then owing to the Security Agent and any Additional Credit Amounts then due and payable to the Security Agent;

                   (2)  Second, to the Administrative Agent, individually and
                        ------
              on behalf of the Lenders, an amount equal to the sum of the aggregate amount of fees then owing to the

              Administrative Agent and any Additional Credit Amounts then due and payable to the Administrative Agent or to the Lenders;

                   (3)  Third, to the Administrative Agent on behalf of the
                        -----
              Lenders, an amount equal to the aggregate amount of interest payable on such date to the Lenders under the terms of Sections
              2.04 and 2.05 of the Credit Agreement, as advised by the Administrative Agent;

                   (4)  Fourth, to the Counterparty, an amount equal to the
                        ------
              amount, if any, then payable by the Pledgor under Section 2 of the Interest Rate Swap Agreement, as advised by the Administrative Agent;

                   (5)  Fifth, to the Counterparty, an amount equal to the
                        -----
              fees, if any, then due and payable to the Counterparty by the Pledgor under the terms of the Interest Rate Swap Fee Letter, as advised by the Administrative Agent;

                   (6)  Sixth, to the Manager, an amount equal to any
                        -----
              Additional Equity Amounts then due and payable as requested by the Manager in writing; and

                   (7)  Seventh, to the Manager, an amount equal to the First
                        -------
              Preference Return (as defined in the Borrower Partnership Agreement) plus the amounts, if any, distributed pursuant to
              Section 4.1(b)(ii) of the Borrower Partnership Agreement, in each case as requested by the Manager in writing.

                  (ii) (A) From time to time, upon the Security Agent's receipt of a notice from the Administrative Agent in respect of Additional Credit Amounts (as defined in the Borrower Partnership Agreement) then due and payable, or a notice from the Manager in respect of Additional Equity Amounts (as defined in the Borrower Partnership Agreement) then due and payable), the Security Agent shall transfer and pay to the Administrative Agent or the Manager, as the case may be, from the Applicable Funds, an amount equal to such Additional Credit Amount or Additional Equity Amount, as the case may be, and, whether or not the Applicable Funds are sufficient to make such requested payment, if, at the time of such payment, there exists a "Deficiency" calculated in accordance with the following sentence, the Security Agent shall give a Deficiency Notice (as defined below) as provided under paragraph (B) below. A "Deficiency" means, at any time, (x) the amount then due and payable by the Pledgor in respect of Additional Interest and Tax Burden (as defined in the Borrower Partnership Agreement), and/or (y) the excess of the aggregate amount
                                               ------
        then due and payable by the Pledgor in respect of the Obligations, the Interest Rate Swap Agreement, the Interest Rate Swap Fee Letter, Additional Equity Amounts and Additional Credit Amounts (other than Additional Interest and Tax Burden), plus amounts then distributable in respect of the First Preference Return over the sum of Applicable
                                                  ----
        Funds plus any amounts then due and payable by Borden as Counterparty under Section 2 of the Interest Rate Swap Agreement, as advised by the Administrative Agent.

                   (B) In the event of a Deficiency, the Security Agent shall, within one Business Day of its determination of such Deficiency, give notice (a "Deficiency Notice") to the Manager, the
                                    -----------------
        Pledgor, the partners of the Pledgor and the Administrative Agent stating that an Additional Credit

        Amount or an Additional Equity Amount, as the case may be, has been requested, the amount or amounts requested in respect thereof and setting forth in reasonable detail the Deficiency.

                   (C) Upon the Security Agent's receipt of a notice from the Administrative Agent in respect of Additional Credit Amounts then due and payable, or a notice from the Manager in respect of Additional Equity Amounts then due and payable, or its own determination of an Additional Credit Amount then due and payable to it, the Security Agent shall, within one Business Day of receipt of such notice from the Administrative Agent, receipt of such notice from the Manager or such determination, as the case may be, provide copies of such notices or notice of such determination, as the case may be, to the Manager, the Pledgor, the partners of the Pledgor and the Administrative Agent. In the case of the Security Agent's determination of an Additional Credit Amount then due and payable to it, the notice of such determination shall set forth in reasonable detail the basis therefor.

                 (iii) Notwithstanding anything to the contrary set forth in paragraphs (i) and (ii) of this Section 8(a), (A) upon the Security Agent's receipt of notice from the Pledgor or the Administrative Agent of the occurrence and continuance of a Default (other than an Event of Default) under the Credit Agreement and until such time as the Security Agent shall have received notice from the Administrative Agent that such Default is no longer continuing, no transfers or payments of funds from the Operating Account pursuant to clause (5),
        (6) or (7) of paragraph (i) of this Section 8(a) shall be required to be made by the Security Agent and, at the option of the Security Agent, any funds that would otherwise be transferred to the Counterparty pursuant to clause (5) or to the Manager pursuant to clause (6) or (7) of paragraph (i) of Section 8(a) above shall continue to be held in the Operating Account; and (B) upon the Security Agent's receipt of notice from the Pledgor or the Administrative Agent of the occurrence and continuance of an Event of Default under the Credit Agreement and until such time as the Security Agent receives notice from the Administrative Agent that such Event of Default has been rescinded, the Security Agent shall be entitled to apply all or any portion of such funds deposited into the Operating Account pursuant to Section 8(a) to amounts then owing under the Credit Agreement or the other Loan Documents, as advised by the Administrative Agent.

                   (b)  Transfers from the Operating Account in Respect of
                        --------------------------------------------------
        Principal Payments Under the Credit Agreement.  (i)  Upon receipt by
        ---------------------------------------------
        the Security Agent of any proceeds identified to it as being in respect of any voluntary redemption of the LP Interest by Associates LP pursuant to Section 10.8 of the Associates LP Partnership Agreement and any associated Retirement Period Guaranteed Payment (as defined in the Associates LP Partnership Agreement), the Security Agent shall transfer and pay, promptly upon receipt thereof, to the parties specified below the amounts indicated for such parties, solely from, and to the extent of, such funds received:

                   (1)  First, to the Administrative Agent on behalf of the
                        -----
              Lenders, the Administrative Agent and the Security Agent, an amount equal to the aggregate amount then due and payable by the Pledgor under the Loan Documents other than in respect of the unpaid principal amount of outstanding Advances, as advised by the Administrative Agent;

                   (2)  Second, to the Administrative Agent on behalf of the
                        ------
              Lenders, an amount equal to the aggregate unpaid principal amount of all outstanding Advances then due and payable, as advised by the Administrative Agent;

                   (3)  Third, to the Counterparty, an amount equal to the
                        -----
              amount, if any, then payable by the Pledgor under Section 2 of the Interest Rate Swap Agreement, as advised by the Administrative Agent;

                   (4)  Fourth, to the Counterparty, an amount equal to the
                        ------
              fees, if any, then due and payable by the Pledgor under the terms of the Interest Rate Swap Fee Letter, as advised by the Administrative Agent;

                   (5)  Fifth, to the Manager, an amount equal to any
                        -----
              Additional Equity Amounts then due and payable, as requested by the Manager in writing; and

                   (6)  Sixth, if such redemption is of all (but not less
                        -----
              than all) of the LP Interest, to the Manager, all funds then remaining in the Operating Account.

                  (ii) Upon receipt by the Security Agent of any proceeds identified to it as being in respect of (A) the purchase of the LP Interest by one or more of the general partners of Associates LP pursuant to Section 14.3 of the Associates LP Partnership Agreement or
        (B) the liquidation of the LP Interest pursuant to Section 12 of the Associates LP Partnership Agreement and any associated Liquidation Period Guaranteed Payment (as defined in the Associates LP Partnership Agreement), the Security Agent shall transfer and pay, promptly upon receipt thereof, to the parties specified below the amounts indicated for such parties, solely from, and to the extent of, such funds received:

                   (1)  First, to the Administrative Agent on behalf of the
                        -----
              Lenders, the Administrative Agent and the Security Agent, an amount equal to the aggregate amount payable by the Pledgor under the Loan Documents other than in respect of the unpaid principal amount of outstanding Advances, as advised by the Administrative Agent;

                   (2)  Second, to the Administrative Agent on behalf of the
                        ------
              Lenders, an amount equal to the aggregate unpaid principal amount of all outstanding Advances then due and payable, as advised by the Administrative Agent;

                   (3)  Third, to the Counterparty, an amount equal to the
                        -----
              amount, if any, then payable by the Pledgor under Section 2 of the Interest Rate Swap Agreement, as advised by the Administrative Agent;

                   (4)  Fourth, to the Counterparty, an amount equal to the
                        ------
              aggregate unpaid fees, if any, then due and payable by the Pledgor under the terms of the Interest Rate Swap Fee Letter, as advised by the Administrative Agent; and

                   (5)  Fifth, to the Manager, all funds then remaining in
                        -----
              the Operating Account.

                 (iii) Notwithstanding anything to the contrary set forth in paragraph (i) of this Section 8(b), (A) upon the Security Agent's receipt of notice from the Pledgor or the Administrative Agent of the occurrence and continuance of a Default (other than an Event of Default) under the Credit Agreement and until such time as the Security Agent shall have received notice from the Administrative Agent that such Default is no longer continuing, no transfers or payments of funds from the Operating Account other than pursuant to
                                                     ----- ----
        clauses (1), (2) and (3) of paragraph (i) of this Section 8(b) shall be required to be made by the Security Agent and, at the option of the Security Agent, any funds that would otherwise be transferred to the Counterparty pursuant to clause (4) of paragraph (i) above, or to the Manager pursuant to clause (5) or (6) of paragraph (i) of this Section 8(b), shall continue to be held in the Operating Account; and (B) upon the Security Agent's receipt of notice from the Pledgor or the Administrative Agent of the occurrence and continuance of an Event of Default under the Credit Agreement and until such time as the Security Agent receives notice from the Administrative Agent that such Event of Default has been rescinded, the Security Agent shall be entitled to apply all or any portion of such funds deposited into the Operating Account pursuant to Section 8(b) to amounts then owing under the Credit Agreement or the other Loan Documents.

                   SECTION 9.  Representations and Warranties.
                               ------------------------------

                   The Pledgor represents and warrants to the Security Agent as follows:

                   (a) None of the Assigned Agreements has been amended or otherwise modified, except as described in the Preliminary Statements to this Agreement, and each Assigned Agreement is in full force and effect. Neither the Pledgor, nor any other party thereto, is in default of its obligations under any Assigned Agreement.

                   (b) The Associates LP Partnership Agreement and the Interest Rate Swap Agreement have been duly authorized, executed and delivered by the Pledgor and are each a legal, valid and binding obligation of the Pledgor, enforceable in accordance with their respective terms.

                   (c) The Pledgor is the legal owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the pledge and security interest created by this Agreement.

                   (d) This Agreement creates a valid security interest in the Pledged Collateral, securing the payment of the Obligations and subject to no superior security interests or liens and all filings and other actions necessary to perfect such security interest have been duly taken.

                   (e) No consent of any other person or entity (other than Borden, BDS One, BDS Two, BDS Four, and the Counterparty, which consents have been duly and validly obtained and are, or upon release from escrow shall be, in full force and effect) and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filings referred to in Section 9(d) above) is required either

              (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Security Agent of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

                   (f) The execution, delivery and performance by the Pledgor of this Agreement are within the Pledgor's partnership powers, have been duly authorized by all necessary action, and do not contravene (i) the Borrower Partnership Agreement or any Assigned Agreement or (ii) any law, regulation, order or contractual restriction binding on or affecting the Pledgor.

                   (g) The Pledgor has irrevocably instructed each other party to each of the Assigned Agreements that, except as otherwise provided in Section 16(a), all payments due or to become due under or in connection with such agreement shall be made directly to the Operating Account.

                   (h) The chief place of business and chief executive office of the Pledgor and the office where the Pledgor keeps the original copies of each Assigned Agreement are located at the address specified for the Borrower in Section 20 as the address for the General Partner.

                   SECTION 10.  Further Assurances.
                                ------------------

                   (a) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that the Security Agent may reasonably request, in order to perfect and protect any assignment and security interest granted or purported to be granted hereby or to enable the Security Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, the Pledgor will, upon the reasonable request of the Security Agent, (i) execute and deliver to the Security Agent such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Security Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) deliver to the Security Agent promptly upon receipt thereof all instruments representing or evidencing any of the Pledged Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Security Agent.

                   (b) The Pledgor hereby authorizes the Security Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral without the signature of the Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                   (c) The Pledgor will not, without the prior written consent of the Security Agent (after having given the Security Agent not less than 30 days' prior written notice thereof and after having executed and delivered to the Security Agent such further instruments and documents in connection therewith as may be requested by the Security Agent pursuant to this Section 10) move or transfer from the location specified in Section 20 hereof (or any subsequent location) its principal place of business or chief executive office, or the location of the Pledgor's books and records with respect to the Pledged Collateral.

                   (d) The Pledgor will, upon reasonable notice by the Security Agent to the Manager, the Pledgor and the partners of the Pledgor, at any reasonable time and from time to time, permit the Security Agent or any agents or representatives of the Security Agent, at the Pledgor's expense, to examine and make copies of and abstracts from the records and books of account of the Pledgor, to discuss the affairs, finances and accounts of the Pledgor with representatives of the Manager, and to discuss the affairs, finances and accounts of the Pledgor with its independent certified public accountants and permit such accountants to disclose to the Security Agent any and all financial statements and other information of any kind that they may have with respect to the Pledgor; provided, that
                                                             --------
        the Security Agent shall permit the Pledgor or any partners of the Pledgor to be present at any such examination or discussion.

                   SECTION 11.  Transfers and Other Liens.
                                -------------------------

                   The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, except pursuant to the purchase options in favor of the general partners of Associates LP as provided in Section 14.3 of the Associates LP Partnership Agreement, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement and liens for taxes or other governmental charges and assessments not yet delinquent or being contested in good faith by appropriate proceedings.

                   SECTION 12.  Concerning the Assigned Agreements.
                                ----------------------------------

                   (a) The Pledgor agrees that it will observe and perform all the terms and provisions of each Assigned Agreement to be performed or observed by it, maintain the LP Interest (in accordance with paragraph (b) below) and each Assigned Agreement in full force and effect, enforce in all material respects each Assigned Agreement in accordance with its terms and take all such action to such end as may be reasonably requested from time to time by the Security Agent.

                   (b) Except as otherwise provided in Section 16(f) below
        and so long as no Event of Default has occurred and is continuing, the Pledgor shall be entitled to exercise all consensual and voting rights under the Associates LP Partnership Agreement; provided, however, that
                                                       --------  -------
        the Pledgor agrees that it will not furnish any consent under the Associates LP Partnership Agreement, agree to fix the rate of interest under the Reset Note, appoint a liquidator or appraiser under the Associates LP Partnership Agreement or consent to any amendment, supplement, modification or waiver of any provision of, any Assigned Agreement (other than (x) an immaterial consent, amendment, supplement or modification in the case of the Master Lease, an Individual Leasing Record, any Affiliate Loan, any License Agreement and any Additional Capital Contribution Agreement (as each such term is defined in the Associates LP Partnership Agreement), (y) a consent under Section 5.1(j)(ii) of the Associates LP Partnership Agreement to extend the statute of limitations for certain assessments of tax deficiencies and
        (z) a consent to permit partial retirement in excess of 80% of the LP Interest under Section 10.8(a)(i)(A) of the Associates LP Partnership Agreement), without the prior written consent of the Security Agent and the Required Lenders; provided further, however, that no
                                  -------- -------  -------
        amendment, supplement, modification or waiver shall, unless in writing and signed by the Security Agent and all Lenders, do any of the following: (i) terminate any Assigned Agreement or consent to or accept any cancellation or termination thereof, (ii) waive any default under or breach of any Assigned Agreement, (iii) amend the Associates LP Partnership Agreement or increase the Capital Contribution (as defined in the Associates LP Partnership Agreement) of the Pledgor or subject it to any additional obligations under the Associates LP Partnership Agreement, (iv) reduce the obligations of any general partner of Associates LP under the Associates LP Partnership Agreement, (v) amend the terms or timing of allocation or distribution under Sections 3 or 4, respectively, of the Associates LP Partnership Agreement, (vi) amend the definition of "Permitted Assets" (as defined in the Associates LP Partnership Agreement) or the Portfolio Requirements set forth in Section 5.7 of the Associates LP Partnership Agreement, (vii) release Borden from any of its obligations under the Borden #2 Agreement or the Transfer Agreement, or give the consent described in Section 2(b) of the Transfer Agreement (viii) reduce the notional principal amount subject to the Interest Rate Swap Agreement (other than by reason of (x) reductions in amounts equal to the principal prepayments made as a result of voluntary redemptions of the LP Interest by Associates LP pursuant to Section 10.8 of the Associates LP Partnership Agreement or (y) the liquidation of the LP Interest pursuant to Section 12 of the Associates LP Partnership Agreement), or (ix) otherwise impair in any material respect the value or interest or rights of the Pledgor in the Pledged Collateral.

                   SECTION 13.  Security Agent Appointed Attorney-in-Fact.
                                -----------------------------------------

                   The Pledgor hereby appoints the Security Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Security Agent's discretion, to take any action and to execute any instrument that the Security Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to make demand on Associates LP and each general partner thereof or Borden for all amounts due under the Assigned Agreement to which it is a party, to receive, endorse and collect all instruments made payable to the Pledgor representing any payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, and to file any claims or take any action or institute any proceedings that the Security Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce compliance with the terms and conditions of each Assigned Agreement or the rights of the Security Agent with respect to any of the Pledged Collateral.

                   SECTION 14.  Security Agent May Perform.
                                --------------------------

                   If the Pledgor fails to perform any agreement contained herein, the Security Agent may itself perform, or cause performance of, such agreement, and the expenses of the Security Agent incurred in connection therewith shall be payable by the Pledgor under Section 18 hereof.

                   SECTION 15.  Reasonable Care.
                                ---------------

                   The powers conferred on the Security Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. The Security Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which an ordinary person accords its own property, it being understood that none of the Security Agent, the Administrative Agent or the Lenders shall have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral. Other than the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Security Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                   SECTION 16.  Rights, Remedies and Obligations.
                                --------------------------------

                   (a) The Pledgor agrees, and has effectively and irrevocably instructed each other party to each of the Assigned Agreements, that all payments due or to become due under or in connection with such agreement shall be made directly to the Operating Account, excluding, however, Pledgor Tax Distributions and Pledgor Indemnification Payments (as provided in Section 1 above).

                   (b) All payments received by the Pledgor under or in connection with any Assigned Agreement contrary to the provisions of this Agreement shall be received in trust for the benefit of the Security Agent, shall be segregated from other funds of the Pledgor, and shall forthwith be paid over to the Security Agent in the same form as so received (with any necessary endorsement).

                   (c) The Pledgor shall not be entitled to elect to receive any distribution made pursuant to Section 10.8(b) or Section 12.2 of the Associates LP Partnership Agreement in assets other than cash or to demand that in-kind distributions be made to the partners of Associates LP in liquidation of their respective interests in Associates LP, unless the Security Agent has given its prior written consent. Upon any such demand for in-kind distributions, the distribution to the Pledgor of any Permitted Assets other than Borden Loans, Borden Guaranteed Loans, Reset Notes, or Cash Equivalents (each as defined in the Associates LP Partnership Agreement) shall require the prior written consent of the Pledgor and the Security Agent. Unless otherwise agreed in writing by the Security Agent, if the Pledgor has not (i) deposited sufficient funds into the Operating Account to redeem any non-cash assets distributed or to be distributed pursuant to Section 10.8(b) or Section 12.2 of the Associates LP Partnership Agreement or (ii) delivered to the Security Agent written assurances satisfactory to the Security Agent and the Administrative Agent that sufficient funds will be deposited into the Operating Account upon receipt of such assets by the Security Agent, in either case by 9:00 A.M. (New York City time) on the applicable Retirement Date (as defined in the

        Associates LP Partnership Agreement), the Security Agent shall liquidate such assets promptly upon the receipt thereof.

                   (d) The Security Agent shall instruct the Pledgor with respect to the election of a Liquidator (as defined in and pursuant to
        Section 12.9 of the Associates LP Partnership Agreement) upon the occurrence of a Liquidating Event (as defined in the Associates LP Partnership Agreement); provided, however, that the Security Agent
                                --------  -------
        shall not instruct the Pledgor to vote for a Liquidator who is (i) an Affiliate (as defined in the Associates LP Partnership Agreement) of Borden or (ii) a member of Borden's consolidated corporate group.

                   (e) The Pledgor agrees that it will not, without the prior written consent of the Security Agent, file or join in the filing of a petition for the commencement of proceedings under the federal bankruptcy laws with respect to Associates LP or the Pledgor.

                   (f) So long as this Agreement shall remain in effect, and regardless of whether any Event of Default under the Credit Agreement shall have occurred, each of the Pledgor and the Security Agent shall be entitled, in its own right and without consent from the other, to deliver a Default Notice (as defined in the Associates LP Partnership Agreement) pursuant to Section 14.2 of the Associates LP Partnership Agreement in the manner and with the effect provided therein; provided, however, that any Default Notice delivered by the Security
        --------  -------
        Agent as a result of the occurrence of the Default Event described in
        Section 14.1(e) of the Associates LP Partnership Agreement shall not have an effective date prior to September 10, 1996; provided further,
                                                            -------- -------
        however, that the Security Agent shall deliver a Default Notice upon
        -------
        the written instructions of the Required Lenders in accordance with
        Section 7.01 of the Credit Agreement, or, upon the written instructions of any Lender in the event the Default Notice relates to the Default Event described in Section 14.1(e) of the Associates LP Partnership Agreement. In addition, if any such Default Notice shall have been delivered pursuant to the terms of the Associates LP Partnership Agreement by the Pledgor, any partner of the Pledgor or the Security Agent, any notice delivered to the managing general partner of Associates LP rescinding such Default Notice as provided in
        Section 14.2 of the Associates LP Partnership Agreement shall not be effective unless both the Pledgor and the Security Agent have given their prior written consent to such notice of rescission.

                   SECTION 17.  Remedies upon Default.
                                ---------------------

                   If any Event of Default shall have occurred and be continuing:

                   (a) The Security Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (the "Code") in effect in the State of New York
                                    ----
              at that time (whether or not the Code applies to the Pledged Collateral at issue), and the Security Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, or at any of the Security Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Security Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Security Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Security Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                   (b) Any cash held by the Security Agent as Pledged Collateral and all cash proceeds received by the Security Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be paid promptly after receipt thereof (and after payment of any amounts payable to the Security Agent pursuant to
              Section 18 hereof) in whole or in part by the Security Agent:

                         (1)  First, to the Administrative Agent on behalf of
                              -----
                   itself and the Lenders, an amount equal to the Obligations then outstanding under the Loan Documents, as advised by the Administrative Agent;

                         (2)  Second, to the Counterparty, an amount equal to
                              ------
                   the amount, if any, then payable by the Pledgor under
                   Section 2 of the Interest Rate Swap Agreement as advised by the Administrative Agent;

                         (3)  Third, to the Counterparty, an amount equal to
                              -----
                   the aggregate unpaid fees, if any, then due and payable by the Pledgor under the Interest Rate Swap Fee Letter, as advised by the Administrative Agent; and

                         (4)  Fourth, to the Manager or whomever may be
                              ------
                   lawfully entitled, an amount equal to that remaining after the foregoing payments.

                   (c) All rights of the Pledgor to exercise any voting rights or other discretionary or consensual rights under any Assigned Agreement that it would otherwise be entitled to exercise shall cease, and all such rights shall thereupon become vested in the Security Agent who shall thereupon have the sole right to exercise such voting and other consensual rights until such time as the Security Agent has sold or transferred the LP Interest pursuant to the terms hereof or the Obligations have been paid in full; provided that (i) upon the
                                                  --------
              occurrence of a Default Event (as defined in the Associates LP Partnership Agreement) and prior to any exercise by the Security Agent of its right to foreclose on the Pledged Collateral pursuant to this Section 17, the Pledgor shall continue to be entitled to give the Default Notice as provided in Section 14.2 of the Associates LP Partnership Agreement in the manner and with the effect provided therein, provided,
                                                               --------
              however, that if any such Default Notice shall have been
              -------
              delivered by the Pledgor, any partner of the Pledgor or the Security Agent (upon written instructions from the Required Lenders, except in the case of the Default Event described in
              Section 14.1(e) of the Associates LP Partnership Agreement, upon the written instructions of any Lender), any notice delivered to the managing general partner of Associates LP rescinding such Default Notice as provided in Section 14.2 of the

              Associates LP Partnership Agreement shall not be effective unless both the Pledgor and the Security Agent have given their prior written consent to such notice of rescission; and (ii) if a Liquidating Event (as defined in the Associates LP Partnership Agreement) has occurred, the Security Agent shall not be entitled to amend or waive Sections 12 and 14 of the Associates LP Partnership Agreement unless the Pledgor consents to such amendment or waiver.

                   SECTION 18.  Indemnity and Expenses.
                                ----------------------

                   (a) The Pledgor covenants and agrees, unconditionally, absolutely and irrevocably, at its sole cost and expense, to indemnify and hold harmless the Security Agent (in its capacity as Security Agent hereunder or as Escrow Agent under the Escrow Agreement), the Administrative Agent and the Lenders, their respective affiliates, directors, officers, employees, attorneys, agents, servants, trustees, beneficiaries and advisors, and their respective successors and assigns (each being an "Indemnified Party"), upon demand by any such
                                -----------------
        Indemnified Party, from and against any and all claims, damages, losses, liabilities, penalties and expenses (including, without limitation, reasonable fees and disbursements of counsel) that may be incurred by or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (or in connection with the preparation for a defense of) any investigation, litigation or proceeding, whether or not such Indemnified Party is a party thereto, arising out of, related to, or in connection with the execution, delivery and performance of this Agreement, the Escrow Agreement and each of the other Loan Documents and any and all transactions related to or consummated in connection herewith or therewith; provided, however, no such indemnification shall
                   --------  -------
        be required hereunder for any such claims, damages, losses, liabilities, penalties and expenses resulting from the gross negligence or willful misconduct of any such Indemnified Party.

                   (b) The Pledgor will pay to the Security Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Security Agent may incur in connection with (i) the administration (other than ordinary costs and expenses) of this Agreement or the Escrow Agreement, (ii) the preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the enforcement of any of the rights of the Security Agent, the Administrative Agent or the Lenders hereunder, or
        (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

                   (c) Pledgor agrees to pay any present or future stamp or documentary taxes or any other excise, property or transfer taxes, charges or similar levies that arise from any transfer made hereunder, from possession arising hereunder, from any action of the Security Agent contemplated herein, or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement.

                   (d) The indemnities set forth in this Section 18 shall be in addition to any other obligations or liabilities of the Pledgor hereunder or at common law or otherwise. Without prejudice to the survival of any other obligation of the Pledgor under this Agreement, the indemnities and obligations contained in this Section 18 shall survive the payment in full of the Obligations or any other termination of this Agreement.

                   SECTION 19.  Amendments, Etc.
                                ---------------

                   No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgor, the Security Agent, the Administrative Agent and the Required Lenders except that the consent of all the Lenders shall be required for any amendment or waiver of Section 12, Section 18, this
        Section 19 or to release any Pledged Collateral, and in any case such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Security Agent to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                   SECTION 20.  Addresses for Notices.
                                ---------------------

                   All notices and other communications provided for hereunder shall be in writing (including facsimile transmission) and mailed, delivered or telecopied (and confirmed by mail) as follows:

                   If to the Pledgor:

                         T.M. Investors Limited
                           Partnership
                         c/o Wilmington Trust Company
                         Corporate Trust Administration
                         Rodney Square North
                         1100 North Market Street
                         Wilmington, Delaware  19890

                         Attention:  Ann Roberts


                         Allstate Life Insurance Company
                         Allstate Plaza West
                         Northbrook, Illinois  60062

                         Attention:  Investment Department--
                                     Private Placement Division J2A

                         BDS Five, Inc.
                         One Little Falls Centre, Suite 202
                         2711 Centerville Road
                         Wilmington, Delaware 19808

                         Attention:  Phyllis Yeatman

                         David Elliman
                         18 East 74th Street
                         New York, New York  10021

                   If to the Security Agent:

                         Citibank, N.A.
                         120 Wall Street, 13th Floor
                         New York, New York 10043

                         Attention: Corporate Trust Department

                   with a copy to the Administrative Agent:

                         Citibank, N.A.
                         399 Park Avenue
                         New York, New York  10043

                         Attention:  Michael Pendill

        or, as to each party, at such other address or telecopy number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 20; provided, however, any party shown above to receive copies of such
        --------  -------
        notices and communications to the Pledgor may, by written notice to the Security Agent, waive any right to receive such copies from the Security Agent. Unless otherwise stated herein, all such notices shall be effective when mailed, addressed or sent as aforesaid.

                   SECTION 21.  Continuing Assignment and Security Interest;
                                --------------------------------------------
        Transfer of Advances.
        --------------------

                   This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon the Pledgor and its successors and assigns, and (iii) inure, together with the rights and remedies of the Security Agent hereunder, to the benefit of the Security Agent, the Administrative Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), each Lender may assign any interest in the Advances made by it to any other person or entity to the extent permitted by Section 8.06(a) of the Credit Agreement, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the payment in full of the Obligations, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                   SECTION 22.  Governing Law; Terms.
                                --------------------

                   This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

                   SECTION 23.  Non-Recourse Liability.
                                ----------------------

                   (a) No recourse under any obligation, covenant or agreement of the Pledgor contained in this Agreement or the other Loan Documents shall be had against any partner of the Pledgor or the Manager, or any beneficiary, stockholder, trustee, employee, officer or director of any partner of the Pledgor or the Manager, or of any of their respective affiliates (except for the Pledgor itself), by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that no personal liability whatever shall attach to or be incurred by any partner of the Pledgor or the Manager, or any beneficiary, stockholder, trustee, employee, officer or director of any partner of the Pledgor or the Manager, or any of their respective affiliates (except for the Pledgor itself), or any of them, under or by reason of any of the obligations, covenants or agreements of the Pledgor contained in this Agreement or the other Loan Documents, or implied therefrom; and it being further expressly agreed and understood that any and all personal liability of any partner of the Pledgor or the Manager, as such, and of every such beneficiary, stockholder, trustee, employee, officer, or director of any partner of the Pledgor or the Manager, or any of their respective affiliates (except for the Pledgor itself), for breaches by the Pledgor of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, is hereby expressly waived by the Security Agent as a condition of and consideration for the execution of this Agreement.

                   (b) The Security Agent hereby irrevocably agrees that, in furtherance of the provisions of the preceding paragraph (a) of this
        Section 23, (i) it shall not institute against, or join any other Person in instituting against, any partner of the Pledgor, as such, or any beneficiary, stockholder, trustee, employee, officer or director of any partner of the Pledgor, as such, or any of their respective affiliates (except for the Pledgor itself), any bankruptcy, reorganization, insolvency or liquidation proceeding, or other proceeding under federal or state bankruptcy or similar law, in connection with any claim relating to the transactions contemplated hereby, (ii) in the event of any reorganization under the Bankruptcy Reform Act of 1978, as amended, of any partner of the Pledgor, or the Pledgor, it will make the election under Section 1111(b)(2) of such Act and (iii) if for any reason, whether or not related to the Act, it shall recover from the Pledgor or any partner of the Pledgor, any assets or amounts other than the assets constituting the Pledged Collateral, it promptly shall return such asset or amount recovered to such entity. Nothing contained in this subsection 23(b) shall prevent any Lender from enforcing as a full recourse obligation (and retaining the proceeds thereof) any obligation under this Agreement or any other Loan Document that is expressed as being an obligation of any entity other than the Pledgor.

                   SECTION 24.  Execution in Counterparts.
                                -------------------------

                   This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                   SECTION 25.  Headings.
                                --------

                   Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of the Agreement for any other purpose.

                       [Rest of page intentionally left blank]

                   IN WITNESS WHEREOF, the Pledgor and the Security Agent have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                 T.M. INVESTORS LIMITED PARTNERSHIP

                                 By:             Pawling Partners, Inc.,
                                     Its Sole General Partner



                                     By:
                                          -------------------------------------
                                     Title:
                                             ----------------------------------



                                 CITIBANK, N.A., as Security Agent



                                     By:
                                          -------------------------------------
                                     Name:
                                     Title:

                                       EXHIBIT E

                           FORM OF CONFIDENTIALITY AGREEMENT

                    Reference is made to the Second Amended and Restated Credit Agreement dated as of December 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                     ------
          Agreement") among T.M. Investors Limited Partnership (the
          ---------
          "Borrower"), the Lenders parties thereto, Citibank, N.A., as
           --------
          Administrative Agent for such Lenders, and BT Securities Corporation, Chemical Securities Inc., Citicorp Securities, Inc. and Credit Suisse, as Arrangers. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                    In connection with your status as an assignee or participant or proposed assignee or participant under the Credit Agreement, you have received or shall be receiving certain information which is non-public, confidential or proprietary in nature. That information and any other information concerning the Borrower, Associates LP or Borden, Inc. ("Borden") furnished to you
                                                    ------
          by the Administrative Agent, any Lender or any of their respective subsidiaries or affiliates or otherwise by or on behalf of the Borrower, Associates LP or Borden (at any time on, before or after the date of this letter), together with analyses, compilations, studies or other documents prepared by you, or by your agents, representatives (including attorneys, accountants and financial advisors) or employees which contain or otherwise reflect such information or your review of, or interest in the Borrower, Associates LP and Borden, and including any information concerning the credit facility pursuant to the Credit Agreement (the "Credit
                                                                     ------
          Facility"), is hereinafter referred to as the "Information."
          --------                                       -----------

                    In consideration of your receipt of the Information, you agree that:

                    1. The Information shall be kept confidential and shall not, without the prior written consent of the Administrative Agent, Borden and the Borrower, be reproduced or disclosed by you, or by your agents, representatives or employees in any manner whatsoever, in whole or in part, and shall not be used by you, your agents, representatives or employees, other than in connection with evaluating your participation in the Credit Facility. Moreover, you agree to reveal the Information only to your agents, representatives and employees who need to know the Information for the purpose of evaluating your participation in the Credit Facility, who are informed by you of the confidential nature of the Information, and who agree to be bound by the terms and conditions of this Agreement. You agree to take all reasonable measures to restrain your agents, representatives and employees from unauthorized disclosure or use of the Information.

                    2. Without the Administrative Agent's, Arrangers', Borden's and the Borrower's prior written consent, you and your agents, representatives and employees shall not disclose to any Person the fact that Information has been made available and that discussions or negotiations are taking place concerning your possible participation in the Credit Facility.

                    3. This agreement shall be inoperative as to such portions of the Information (or such of the facts referred to in the preceding paragraph) that (i) are or become generally available to the public on a non-confidential basis through no fault or action by you or by your agents, representatives or employees, or
          (ii) become available to you on a non-confidential basis from a source other than the Administrative Agent, the Lead Managing Agents, the Arrangers,

          Borden, the Borrower, Associates LP or their representatives or agents, which is not prohibited from disclosing such portions to you by a contractual, legal or fiduciary obligation to the Administrative Agent, Borden, the Arrangers, the Borrower or Associates LP.
                    4. In the event that you or anyone to whom you transmit the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information or the existence of the transaction, you shall provide the Administrative Agent, the Arrangers, Borden and the Borrower with notice of such event promptly, upon your obtaining knowledge thereof so that the Administrative Agent, Borden, the Arrangers and the Borrower may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Administrative Agent, the Arrangers, Borden and the Borrower waive compliance with the provisions of this Agreement, you shall furnish only that portion of the Information that you are advised by written opinion of counsel is legally required (a copy of such opinion to be furnished to the Administrative Agent, the Arrangers, Borden and the Borrower) and shall disclose the Information in a manner reasonably designed to preserve its confidential nature.
                    If you are prepared to accept the Information on this basis, please sign and return to us the enclosed copy of this Letter. In the event that you decide not to become an assignee under or participant in the Credit Facility, you shall redeliver to the Administrative Agent, within two business days after request by such Lender or the Administrative Agent, the material that was furnished to you by or on behalf of the Borrower, Associates LP or Borden in connection with the Credit Facility or represent to the undersigned that you have destroyed all copies of such material.

                                        Very truly yours,

                                        CITIBANK, N.A.,
                                             as Administrative Agent

                                        By_________________
                                        Title: _______________
                                        Date: _______________


          Accepted:


          -----------------------------
          (Name of [Prospective]
          Lender or Participant)

          By_________________
          Title: _______________
          Date: _______________